Use these links to rapidly review the document
TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MARKWEST ENERGY PARTNERS, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2014 PROXY STATEMENT

ANNUAL MEETING OF COMMON UNITHOLDERS

The Annual Meeting of Common Unitholders of MarkWest Energy Partners, L.P. will be held at the

Four Seasons Hotel
1111 14th Street
Denver, Colorado 80202

on June 6, 2014 at 9:00 a.m. (MDT).

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

        Whether or not you expect to attend in person, we urge you to vote your units by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting and that your units are voted at the Annual Meeting. Submitting your proxy now will not prevent you from voting your units at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

        Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help MarkWest Energy Partners, L.P. reduce postage and proxy tabulation costs.

        Or, if you prefer, you can vote by mail by returning the enclosed proxy card in the addressed, prepaid envelope provided.

        We anticipate mailing this Proxy Statement and the enclosed proxy card on or about April 30, 2014.

        PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET	VOTE BY TELEPHONE
http://www.proxyvote.com/	1-800-690-6903 via touch tone phone
24 hours a day / 7 days a week	toll-free 24 hours a day / 7 days a week
INSTRUCTIONS:	INSTRUCTIONS:
Read the accompanying Proxy Statement and proxy card.	Read the accompanying Proxy Statement and proxy card.
Go to the following website: http://www.proxyvote.com/	Call the toll-free 800 number provided on your proxy card.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m.
(EDT) the day before the meeting date. Have your proxy
card in hand when you access the website and follow the
instructions to obtain your records and to create an
electronic voting instruction form.	Use any touch tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.

April 30, 2014

Dear Common Unitholder:

        We cordially invite you to the 2014 Annual Meeting of Common Unitholders of MarkWest Energy Partners, L.P. (the "Partnership"). The meeting will be held on June 6, 2014, at 9:00 a.m., Mountain Daylight Time (MDT), in the Grand Ballroom at the Four Seasons Hotel, 1111 14th Street, Denver, Colorado 80202.

        The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. At this year's meeting, you will be asked to vote on (i) the election of all of the directors of the general partner of the Partnership; (ii) a non-binding resolution approving the compensation of our Named Executive Officers; and (iii) the ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accountants for the year ending December 31, 2014. You will also be asked to transact such other business as may properly come before the meeting, or any postponements or adjournments thereof.

        Our general partner's Board of Directors unanimously recommends that you vote "FOR" the election of each of the directors, "FOR" the non-binding resolution approving the compensation of our Named Executive Officers, and "FOR" the ratification of the appointment of Deloitte as our independent registered public accountants.

        To be certain that your units are voted at the annual meeting, whether or not you plan to attend in person, you should vote your units as soon as possible. Your vote is important. You may vote by telephone, Internet or mail. To vote by telephone, call 1-800-690-6903 using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. EDT the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. To vote electronically, access http://www.proxyvote.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717. Your proxy card must be received by the day before the meeting date.

        At the annual meeting, our management team will review our performance during the past year and discuss our plans for the future. You will have an opportunity to ask questions. We will also be serving light refreshments, at which time you will have an additional opportunity to meet with management. I hope you will be able to join us.

Sincerely,
Frank M. Semple Chairman of the Board, President and Chief Executive Officer MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.

NOTICE OF ANNUAL MEETING
OF COMMON UNITHOLDERS

TO THE COMMON UNITHOLDERS OF MARKWEST ENERGY PARTNERS, L.P.:

        As a common unitholder, you are invited to the 2014 Annual Meeting of Common Unitholders of MarkWest Energy Partners, L.P., which will be held at 9:00 a.m., Mountain Daylight Time, on June 6, 2014, in the Grand Ballroom at the Four Seasons Hotel, 1111 14th Street, Denver, Colorado 80202, for the following purposes:

  1.
  To elect the members of the Board of Directors (the "Board") of the general partner of MarkWest Energy Partners, L.P. for a one-year term to expire at the 2015 Annual Meeting of Common Unitholders;

  2.
  To vote on a non-binding resolution approving the compensation of our Named Executive Officers;

  3.
  To ratify the Audit Committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2014 fiscal year; and

  4.
  To transact such other business as may properly come before the meeting, or any postponements or adjournments thereof.

        The Board has fixed the close of business on April 11, 2014 as the record date for the determination of common unitholders entitled to notice of, and to vote at, the meeting. Only common unitholders of record as of the close of business on such date are entitled to notice of, and to vote at, the meeting. We anticipate mailing this Proxy Statement on or about April 30, 2014.

        We encourage you to take part in the affairs of MarkWest Energy Partners, L.P. either by voting in person, by telephone, by Internet or by executing and returning the enclosed proxy.

By Order of the Board of Directors of the General Partner,
C. Corwin Bromley Secretary of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.

Denver, Colorado
April 30, 2014

        Common unitholders unable to attend this meeting are urged to date and sign the enclosed proxy card and to return it in the enclosed postage-paid envelope or to follow the instructions on your proxy card to vote using the Internet or the designated toll-free telephone number.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2014
ANNUAL MEETING OF COMMON UNITHOLDERS OF MARKWEST ENERGY PARTNERS, L.P.
TO BE HELD ON JUNE 6, 2014

        This Notice of Annual Meeting, Proxy Statement and 2013 Annual Report to Unitholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2013, are available at our website at www.markwest.com. Additionally, you may access these materials at the cookies-free website at www.proxyvote.com.

 MARKWEST ENERGY PARTNERS, L.P.
1515 Arapahoe Street, Tower 1, Suite 1600
Denver, Colorado 80202

i

        In this Proxy Statement, unless the context requires otherwise, references to "we," "us," "our," "MarkWest Energy Partners" or "the Partnership" are intended to mean MarkWest Energy Partners, L.P. and its consolidated subsidiaries; references to "MarkWest Hydrocarbon" mean MarkWest Hydrocarbon, Inc.; references to the "General Partner" or to "MarkWest GP" mean MarkWest Energy GP, L.L.C., the general partner of the Partnership; references to the "Board of Directors" or the "Board" mean the Board of Directors of our General Partner; and references to the "Limited Partnership Agreement" or "Partnership Agreement" refer to our Third Amended and Restated Agreement of Limited Partnership effective as of February 21, 2008, as amended by Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership dated December 29, 2011.

        This Proxy Statement contains information related to our 2014 Annual Meeting of Common Unitholders, to be held on June 6, 2014 (the "Annual Meeting"), beginning at 9:00 a.m., Mountain Daylight Time, at the Four Seasons Hotel, 1111 14th Street, Denver, Colorado 80202, and at any postponements or adjournments thereof. We anticipate mailing this Proxy Statement and the enclosed proxy card on or about April 30, 2014.

        As discussed below in more detail, if you hold your units through a brokerage firm, bank or other nominee (commonly referred to as being held in "street name"), then it is important that you provide instructions to your broker, bank or other nominee, as to how to vote your units with respect to the election of directors and the non-binding resolution approving the compensation of our Named Executive Officers. Your broker does not have the authority to vote your units with respect to these matters. If your units are held in street name and you do not provide instructions to your broker, bank or other nominee, your units will not be voted with respect to these matters.

 ABOUT THE MEETING

  Who May Vote

        Common unitholders as of the close of business on April 11, 2014, the record date, are entitled to one vote per unit held at the Annual Meeting. As of the record date, 162,466,991 of our common units were outstanding, all of which are entitled to vote at the Annual Meeting. The Partnership also has 15,963,512 Class B Units currently outstanding; however, Class B Units are not entitled to vote on any matters in this Proxy Statement.

  Unitholders of Record and Unitholders Holding in "Street Name"

        Most of our common unitholders hold their units through a brokerage firm, bank or other nominee rather than directly in their own name. If your units are registered in your name with our transfer agent, Wells Fargo Bank, N.A., you are a common unitholder of record, and you are receiving these proxy materials directly from us. As the common unitholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. If your units are held in a brokerage account, by a bank or other nominee (commonly referred to as being held in "street name"), you are the beneficial owner of these units and these proxy materials are being forwarded to you by your broker, bank, or other nominee as the common unitholder of record.

  Quorum Required

        The presence at the meeting, in person or by proxy, of the holders of a majority of the common units outstanding and entitled to vote on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the Annual Meeting. If common unitholders present in person or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned to a subsequent time. As of April 11, 2014, the record date, 162, 466,991 of our common units were outstanding and entitled to vote.

        Your common units will be counted as present at the meeting if you:

  •
  are present at the meeting; or

  •
  have properly submitted a proxy card or have given your voting instructions by telephone or electronically, as described below.

        Proxies received but marked as abstentions and broker non-votes will be included in the number of units considered to be present at the meeting for purposes of achieving a quorum. A broker non-vote occurs when a broker, bank or other nominee holding common units for a beneficial owner does not vote on a particular proposal because that nominee does not have discretionary voting power for such proposal and has not received voting instructions from the beneficial owner.

  Voting Rights of Common Unitholders

        Each outstanding common unit will be entitled to one vote on all matters to be considered at the Annual Meeting. Under applicable law, dissenters' rights are not available to our unitholders with respect to the matters to be voted on at the Annual Meeting.

  Voting in Person at the Annual Meeting

        If you complete and properly sign the accompanying proxy card and return it to us, or properly transmit your vote by telephone or electronically as described below, your units will be voted as you direct. If you are a common unitholder of record and attend the meeting, you may deliver your completed proxy card in person or vote by ballot using a form provided at the meeting. Street name common unitholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their units. Even if you plan to attend the Annual Meeting, your plans may change, and therefore, we recommend you complete, sign and return your proxy card or vote by telephone or electronically in advance of the meeting.

  How to Vote Before the Annual Meeting

        If you are a unitholder of record, you may vote your units by proxy before the Annual Meeting in one of the following manners:

    Telephone

          You may vote by telephone by calling 1-800-690-6903 using a touch-tone phone to transmit your voting instructions up until 11:59 p.m. (EDT) the day before the meeting date. Your proxy card has a control number that you must have to receive access to vote. Have your proxy card in hand when you call and follow the instructions.

    Mail

          To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by the day before the meeting date.

    Internet

          To vote electronically, access http://www.proxyvote.com over the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) the day before the meeting date. Your proxy card has a control number that you must have to receive access to vote.

  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

          If you hold your units in "street name," you should instruct your broker or other nominee how to vote your units following the directions they provide.

  Recommendations of our Board of Directors

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The recommendations of the Board of Directors of our General Partner are set forth in this Proxy Statement, together with the description of each proposal. In summary, the Board of Directors of our General Partner recommends a vote:

  •
  FOR election of the nine nominees to the Board of Directors;

  •
  FOR the non-binding resolution approving the compensation of our Named Executive Officers; and

  •
  FOR ratification of the appointment of Deloitte & Touche LLP as the Partnership's independent registered public accounting firm for 2014.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

  Vote Required

        Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly submitted proxy to "WITHHOLD" authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum.

        Say-on-Pay.    This proposal represents an advisory vote and the results will not be binding on the Board or the Partnership. The affirmative vote of the holders of a majority of the outstanding units entitled to vote and represented in person or by proxy will constitute the unitholders' non-binding approval of this proposal. The Board will review the voting results with respect to this matter and will take them into consideration when making future decisions regarding executive compensation.

        Ratification of the selection of our independent registered public accountants.    The affirmative vote of the holders of a majority of the outstanding units entitled to vote and represented in person or by proxy is required to approve this proposal.

        Other Items.    For each other item, the affirmative vote (or a "FOR" vote) of the holders of a majority of the outstanding units entitled to vote and represented in person or by proxy with regard to such item will be required for approval.

        A properly submitted proxy to "ABSTAIN" with respect to any matter will not be voted, although it will be counted for purposes of determining the number of units present and entitled to vote at the meeting. For any matter requiring approval of a majority of the outstanding units entitled to vote, an abstention will have the effect of a negative vote.

        Under New York Stock Exchange ("NYSE") rules, the election of directors and the non-binding resolution approving the compensation of our Named Executive Officers are considered "non-routine" matters. This means that if you do not directly vote your units and you do not give your broker or nominee specific instructions as to how to vote your units, your broker or nominee does not have authority to vote your units with respect to such matters and your units will not be voted on such matters. The ratification of the selection of our independent registered public accountants is considered a "routine" matter under NYSE rules and if you do not give your broker or nominee specific instructions as to how to vote your units, your broker has authority to vote those units for or against such matter.

  Revoking Your Proxy or Changing Your Telephone or Internet Vote

        Even after you have submitted your proxy card or voted by telephone or electronically, you may change your vote at any time before the proxy is exercised by filing with our Secretary at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202 either a notice of revocation or a duly executed proxy bearing a later date. You may also revoke your proxy if you attend the Annual Meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

  Solicitation and Mailing of Proxies

        Our Board of Directors sent you this Proxy Statement and proxy card. We will pay for the solicitation of your proxy. In addition to this solicitation by mail, proxies may be solicited by the directors, officers and other employees of our General Partner and our affiliates by telephone, Internet, facsimile, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our units. We will reimburse those people and our transfer agent for their reasonable out-of-pocket expenses in forwarding such materials. We will also bear the entire cost of the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to common unitholders.

        Our Annual Report on Form 10-K, including our financial statements for 2013, is included with your proxy materials. You may receive additional copies of our Annual Report on Form 10-K, including exhibits, or this proxy statement at no charge through the Investor Relations section of our website at www.markwest.com, by accessing the website maintained by the Securities & Exchange Commission (the "SEC") at www.sec.gov or at the cookies-free website at www.proxyvote.com. You may also make such a request by contacting our Investor Relations Department at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202, or by telephone at (303) 925-9200 or by email at investorrelations@markwest.com.

 PROPOSALS PRESENTED FOR COMMON UNITHOLDER VOTE

PROPOSAL 1:    APPROVAL OF ELECTION OF NINE DIRECTORS WHO WILL SERVE UNTIL OUR 2015 ANNUAL MEETING

        The Board of Directors recommends the approval of the election of the following individuals to serve as members of the Board of Directors for a term of one year, until the Partnership's Annual Meeting of the Common Unitholders in 2015, or until their successors are duly elected and qualified. A current director, Mr. Keith Bailey, has elected to retire from the Board effective June 6, 2014, the date of our 2014 Annual Meeting. Accordingly, Mr. Bailey is not standing for re-election at the Annual Meeting. The Nominating and Corporate Governance Committee has been active in the ongoing process of identifying and evaluating qualified individuals to potentially serve on our Board of Directors, and as a result of Mr. Bailey's upcoming retirement, the Nominating and Corporate Governance Committee has nominated Mr. William A. Bruckmann III to stand for election to serve as a member of the Board of Directors to fill the open seat that will be left by Mr. Bailey's retirement. All other nominees are current Directors and are standing for re-election for a term of one year, until the Partnership's Annual Meeting of the Common Unitholders in 2015, or until their successors are duly elected and qualified. The General Partner's Limited Liability Company Agreement provides that the number of directors constituting the Board shall not be less than seven (7) and not more than eleven (11), as established from time to time by a majority of the directors. The Board previously determined that effective June 1, 2012, the Board shall consist of nine (9) directors. As a result, proxies cannot be voted for more than nine (9) directors.

        The nine nominees for the Board of Directors are:

        Frank M. Semple, 62, Chairman, President, and Chief Executive Officer, joined MarkWest on November 1, 2003. He is a member of the Board of Directors and was elected Chairman of the Board in October 2008. Prior to joining MarkWest he completed a 22-year career with The Williams Companies, Inc. ("Williams") and WilTel Communications. He served as the Chief Operating Officer of WilTel Communications, Senior Vice President/General Manager of Williams Natural Gas Company, Vice President of Operations and Engineering for Northwest Pipeline Company and Division Manager for Williams Pipe Line Company ("Williams Pipe Line"). Prior to joining Williams, Mr. Semple served in the United States Navy aboard the nuclear submarine USS Gurnard (SSN 662). Mr. Semple completed the Program for Management Development at Harvard Business School and holds a B.S. in Mechanical Engineering from the United States Naval Academy.

        Donald D. Wolf, 70, was elected to the Board of Directors in February 2008. He has served as the Lead Director since January 2010. Mr. Wolf previously served as a member of the board of directors of MarkWest Hydrocarbon from June 1999 through February 2008. In September 2004, Mr. Wolf joined Aspect Energy, LLC as President and Chief Executive Officer, and currently serves as a director. He is also Chairman of the Board of QR Energy, LP and serves as a director of Enduring Resources and Laredo Petroleum, Inc. Mr. Wolf previously served as Chairman, Chief Executive Officer and Director of Westport Resources Corporation from July 1996 until Westport's merger with Kerr McGee Corporation in 2004. Mr. Wolf has a diversified 45-year career in the oil and natural gas industry.

        Michael L. Beatty, 67, was elected to the Board of Directors in February 2008 and serves as the Chairman of the Board's Nominating and Corporate Governance Committee and also serves on the Board's Compensation Committee. Mr. Beatty previously served as a member of the Board of Directors of MarkWest Hydrocarbon from June 2005 through February 2008. Mr. Beatty is currently Chairman of the law firm of Beatty & Wozniak, P.C. headquartered in Denver, Colorado, with a practice focused exclusively on energy, including oil and gas exploration, regulatory affairs, public lands, litigation and title. A Harvard Law School graduate, Mr. Beatty began his career in the energy industry as in-house counsel for Colorado Interstate Gas Company, and ultimately became Executive Vice President, General Counsel and a director of The Coastal Corporation. He also served as Chief of Staff to Governor Roy Romer of Colorado.

Mr. Beatty is also on the Board of Directors for Denbury Resources, Inc. and the Cystic Fibrosis Foundation.

        William A. Bruckmann III, 62, has been nominated to serve on the Board of Directors. From September 2002 to April 2004, Mr. Bruckmann served as a financial advisor with UBS Securities, Inc. He is a former Managing Director at Chase Securities, Inc. and has more than 25 years of banking experience, starting with Manufacturers Hanover Trust Company, where he became a senior officer in 1985. Mr. Bruckmann later served as Managing Director, sector head of Manufacturers Hanover's gas pipeline and midstream energy practices through the acquisition of Manufacturers Hanover by Chemical Bank and the acquisition of Chemical Bank by Chase Bank. Mr. Bruckmann previously served on the board of Duncan Energy Partners L.P. from 2007 until September 2011 where he served as the Chairman of the Audit and Conflicts Committee.

        Charles K. Dempster, 71, was elected to the Board of Directors in December 2002 and serves on the Compensation Committee and the Finance Committee. Mr. Dempster has more than 30 years of experience in the natural gas and power industry. He held various management and executive positions with Enron Corporation and its predecessors between 1969 and 1986, focusing on natural gas supply, transmission and distribution. From 1986 through 1992, Mr. Dempster served as President of Reliance Pipeline Company and Executive Vice President of Nicor Oil and Gas Corporation, oil and natural gas midstream and exploration subsidiaries of Nicor Inc. in Chicago. Prior to retiring, he served as President and Chief Executive Officer of Aquila Energy Company, an energy trading and gas midstream pipeline and processing organization in the United States and the United Kingdom, from 1993 through 2000.

        Donald C. Heppermann, 71, has served as a member of the Board of Directors since its inception in May 2002, and was a member of MarkWest Hydrocarbon's Board of Directors from November 2002 through February 2008. Mr. Heppermann serves as the Chairman of the Board's Finance Committee and also serves on the Board's Audit Committee. Mr. Heppermann joined our General Partner and MarkWest Hydrocarbon in November 2002 as Senior Vice President and Chief Financial Officer, and served as Senior Executive Vice President beginning in January 2003 and as Executive Vice President, Chief Financial Officer and Secretary of our General Partner and of MarkWest Hydrocarbon from October 2003 until his retirement in March 2004. Prior to joining MarkWest, Mr. Heppermann was a private investor and a career executive in the energy industry with responsibilities in operations, finance, business development and strategic planning.

        Randall J. Larson, 56, has served as a member of the Board of Directors since July 2011. Mr. Larson serves as the Chairman of the Board's Audit Committee and also serves on the Board's Compensation Committee. Mr. Larson previously served as Chief Executive Officer of the general partner of TransMontaigne Partners L.P. from September 2006 until August 2009, and as its Chief Financial Officer from January 2003 until September 2006, and served as its Controller from May 2002 to January 2003. From July 1994 to May 2002, Mr. Larson was a partner with KPMG LLP in its Silicon Valley and National (New York City) offices. From July 1992 to July 1994, Mr. Larson served as a Professional Accounting Fellow in the Office of Chief Accountant of the SEC. Mr. Larson is also a director and Chairman of the Audit Committee for Valero Energy Partners LP. He previously served as a director of Oiltanking Partners, L.P. and Chairman of its Audit Committee until his resignation on February 19, 2014.

        Anne E. Fox Mounsey, 47, was elected to the Board of Directors in February 2008. Ms. Fox Mounsey serves on the Board's Audit Committee and Nominating and Corporate Governance Committee. Ms. Fox Mounsey previously served as a member of the Board of Directors of MarkWest Hydrocarbon from October 2004 through February 2008. From 1991 to 2003, Ms. Fox Mounsey held various positions with MarkWest Energy Partners and MarkWest Hydrocarbon, her most recent as Manager of Marketing and Business Development.

        William P. Nicoletti, 68, has served as a member of the Board of Directors since its inception in May 2002. Mr. Nicoletti serves on the Board's Audit and Finance Committees. Mr. Nicoletti is a Managing

Director of Parkman Whaling LLC, a Houston, Texas based energy investment banking firm. Previously, he was Managing Director of Nicoletti & Company Inc. and a Managing Director and head of Energy Investment Banking for PaineWebber Incorporated and E.F. Hutton & Company Inc. Mr. Nicoletti is a director and Chairman of the Audit Committee of Kestrel Heat LLC, the general partner of Star Gas Partners, L.P.

        The affirmative vote of a plurality of the votes cast at the meeting is required for the election of these directors. A properly submitted proxy to "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum.

        The Board of Directors unanimously recommends a vote FOR each of these nominees.

 PROPOSAL 2:    NON-BINDING VOTE ON EXECUTIVE COMPENSATION

        As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), our Board of Directors is submitting a "Say-on-Pay" proposal for unitholder approval. This proposal allows the common unitholders to approve, in an advisory, non-binding vote, the compensation of our Named Executive Officers as set forth in the section titled "Compensation of Directors and Executive Officers" in this Proxy Statement.

        In 2011, the Partnership's unitholders approved, on an advisory basis, the compensation of the Named Executive Officers ("NEOs") and recommended, on an advisory basis, that an advisory vote on the compensation of the NEOs occur once every three years. It has been three years since the 2011 vote, and consistent with the advisory recommendation of the unitholders in 2011, the Partnership is again conducting an advisory vote on the compensation of the NEOs.

        As discussed more fully in the Compensation Discussion & Analysis ("CD&A"), the primary objectives of our executive compensation program is to attract, retain and incent top-performing executives through a total compensation plan that is both market competitive and performance based and that is intended to closely align management's interest with those of our unitholders by aligning management's compensation with the Partnership's short-term and long-term financial performance, total shareholder return, and the achievement of objectives consistent with the Partnership's strategic plans. We strive to accomplish these objectives by compensating our Named Executive Officers with a total compensation package consisting of a combination of competitive base salary and incentive compensation. We believe that compensation should be designed to reward employees for achievement of the Partnership's financial and performance plans and strategic objectives and to provide opportunities for increased compensation based on extraordinary performance.

        We believe that the Partnership's executive compensation programs have been effective at incenting the achievement of positive results and appropriately aligning pay and performance, and have enabled the Partnership to attract and retain very talented executives in the industry. We are asking common unitholders to indicate their support for the compensation of our Named Executive Officers as described in this Proxy Statement. Accordingly, we are asking our common unitholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the common unitholders approve, on an advisory basis, the compensation of the Partnership's Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K (the compensation disclosure rules of the SEC), including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in the Partnership's Proxy Statement for the 2014 Annual Meeting of the Common Unitholders."

        Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote and will consider our common unitholders' concerns and take them into account when designing future executive compensation programs.

        The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

 PROPOSAL 3:    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm to examine and report to common unitholders on the consolidated financial statements of the Partnership and its subsidiaries for the 2014 fiscal year. Representatives of Deloitte are expected to be available at the Annual Meeting. They will be given an opportunity to make a statement and will be available to respond to appropriate questions.

        The action of the Audit Committee in appointing Deloitte as the Partnership's independent registered public accounting firm for the 2014 fiscal year will be ratified upon an affirmative vote of the holders of a majority of the outstanding units entitled to vote and represented in person or by proxy at the Annual Meeting. Abstentions will have the effect of a negative vote for this proposal.

        Common unitholder ratification of the selection of Deloitte as the Partnership's independent registered public accounting firm is not required by the Partnership's Limited Partnership Agreement or otherwise. However, the Board of Directors is submitting the selection of Deloitte to the common unitholders for ratification as a matter of Partnership practice. If the common unitholders fail to ratify the selection, the Audit Committee will reconsider the retention of that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Partnership and its common unitholders.

Fees Paid to Independent Registered Public Accounting Firm

        For the years ended December 31, 2013 and 2012, consolidated fees billed by our independent registered public accounting firm, Deloitte, to the Partnership were as follows (in thousands):

	Year ended December 31,
	2013	2012
Audit fees	$2,330	$2,344
Audit-related fees(1)	214	197
Tax fees	—	—
All other fees(2)	5	4

Total accounting fees and services	$2,549	$2,545

(1)
Audit-related fees include fees for reviews of registration statements and issuances of consents, reviews of offering documents, and issuance of letters to underwriters, and other procedures related to significant transactions.

(2)
All other fees in 2013 and 2012 include fees for accounting research software.

        The Audit Committee of the Board of Directors pre-approved the performance of all of the services described above. See Corporate Governance—Audit Committee Pre-Approval Policies and Procedures below.

        The Board of Directors unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2014.

 CORPORATE GOVERNANCE

Board Independence

        Under the Partnership's Limited Partnership Agreement, a majority of the Board of Directors must be considered independent pursuant to independence standards established by the NYSE as set forth in Section 303A.02 of its Listed Company Manual. To be considered an independent director under the NYSE listing standards, the Board of Directors must affirmatively determine, after recommendation by the Nominating and Corporate Governance Committee and after due deliberation, that a director has no material relationship with the Partnership. In making this determination, the Board of Directors: (i) adheres to all of the specific tests for independence included in the NYSE listing standards, and (ii) considers all other facts and circumstances it deems necessary or advisable and any standards of independence as may be established by the Board of Directors from time to time. The Board of Directors previously determined and has affirmed that the following members of the Board of Directors are independent pursuant to independence standards established by the NYSE as set forth in Section 303A.02 of its Listed Company Manual:

• Mr. Keith E. Bailey	• Mr. Randall J. Larson
• Mr. Michael L. Beatty	• Ms. Anne E. Fox Mounsey
• Mr. Charles K. Dempster	• Mr. William P. Nicoletti
• Mr. Donald C. Heppermann	• Mr. Donald D. Wolf

        In connection with the determination of the independence of Mr. Bailey, the Board of Directors considered Mr. Bailey's position as a director of AEGIS, an insurance company that provides insurance to the Partnership, and as a director of Integrys Energy, an energy company with which the Partnership engages in commercial transactions in the ordinary course of business. The Board determined that Mr. Bailey's position as a director of AEGIS and as a director of Integrys Energy, from which Mr. Bailey retired in May 2013, did not affect Mr. Bailey's independence under Section 303A.02 of the NYSE listing standards. In connection with determining the independence of Mr. Beatty, the Board of Directors considered the non-material amounts of fees paid to the law firm of Beatty & Wozniak, P.C., of which Mr. Beatty is the Chairman, for general legal services provided to the Partnership by one of the law firm's lawyers. The Board determined that this arrangement did not affect Mr. Beatty's independence under Section 303A.02 of the NYSE listing standards. We currently have a majority of independent members on our Board of Directors, and are in compliance with the NYSE independence requirements.

Leadership, Structure and Meetings of the Board of Directors

        Leadership of our General Partner's Board of Directors is vested in a Chairman of the Board and in an independent Lead Director. The Board's Nominating and Corporate Governance Committee and the Board have determined that combining the roles of Chairman of the Board and Chief Executive Officer is advantageous as it enhances understanding and communication between management and the Board, allows for better comprehension and evaluation of the Partnership's operations, and ultimately improves the Board's ability to perform its oversight role.

        Mr. Frank M. Semple serves as the Chairman of the Board of Directors and as the General Partner's Chief Executive Officer. In connection with the evaluation to have Mr. Semple serve as both Chairman of the Board and Chief Executive Officer, the Nominating and Corporate Governance Committee and the Board reviewed numerous studies and articles on the subject, including but not limited to the Report of the NACD Blue Ribbon Commission on Board Leadership, issued by the National Association of Corporate Directors and The Center for Board Leadership, and "A Closer Look at Lead and Presiding Directors," published in Cornerstone of the Board THE NEW GOVERNANCE COMMITTEE, volume 1, issue 4, by Spencer Stuart. The Nominating and Corporate Governance Committee and the Board also evaluated a variety of factors relevant to the Partnership. These factors include the manner in which the Board operates and the effectiveness of the Board of Directors as a whole as well as its Committees, the experience and backgrounds of the individual Board members, benchmarking with its peers and other companies, and the dynamics of the Board and the individual Board members. Based upon these factors, the relationships and communications among the Board members, the Chief Executive Officer and management, and the individual leadership and vision that the Chief Executive Officer has demonstrated, the Board determined that combining the roles of Chairman of the Board and Chief Executive Officer would further enhance the effectiveness of the Board and its ability to discharge its duties.

        In connection with the determination to combine the roles of Chairman of the Board and Chief Executive Officer, and in recognition of the importance of the Board's independent oversight role and its need to maintain a strong independence from management, the Board determined to create the position of an independent Lead Director. The Board believes that the Lead Director is an integral component of promoting strong, independent oversight of the Partnership. Donald D. Wolf was elected as Lead Director in January 2010 and continues to serve in that capacity. The Lead Director's principal duties include:

  •
  convening meetings of the independent directors as necessary;

  •
  presiding at executive sessions of the non-management directors and at full meetings of the Board of Directors when the Chairman of the Board is not present;

  •
  serving as the principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer;

  •
  consulting and working with the Chairman of the Board to schedule meetings of the Board of Directors and to approve Board agendas;

  •
  acting as ex-officio member of each of the Board's Committees;

  •
  developing and recommending topics of strategic importance to the Partnership for discussion by the Board and/or the Board's Committees;

  •
  working with the Nominating and Corporate Governance Committee in recommending Committee compositions to the Board; and

  •
  performing other duties as the Board may determine from time to time.

        The Board believes that the combined roles of Chairman of the Board and Chief Executive Officer, together with the position of an independent Lead Director, further enhances the effectiveness of the Board and its ability to discharge its duties. The Board may reevaluate this leadership structure from time to time in the future if there are changes in the manner in which the Board operates or in the composition of the Board, or if other changes occur that may warrant reconsideration of this structure.

        During the year ended December 31, 2013, the Board of Directors met six (6) times. Each Director attended at least 89% of the aggregate of all of the meetings of the Board and Committees on which he or she served. The Board of Directors and its Committees also act from time to time by written consent in lieu of meetings. In addition, non-management directors meet, without the management director, at regularly scheduled executive sessions, at each quarterly and at most other scheduled Board meetings, and at such other times as they may deem appropriate. The Lead Director presides over these executive sessions. Since all of our non-management directors are independent, these executive meetings also constitute meetings of our independent directors. For more information regarding communication with our non-management directors, see the section below entitled Communication with Non-Management Directors.

 Selection and Qualifications of Director Nominees and Directors

        The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve on our Board of Directors and for establishing guidelines and criteria for determining the qualifications to serve and continue to serve as a director. The Nominating and Corporate Governance

Committee selects nominees to become directors who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other directors and nominees to the Board, in collectively serving the long-term interests of the Partnership and its unitholders. In selecting director nominees and evaluating qualifications to serve and continue to serve as a director, the Nominating and Corporate Governance Committee assesses (i) each nominee's or director's broad business judgment and leadership, management and policy-making skills, current or recent experience in industry and participation in other boards of directors, training, knowledge or expertise in finance, accounting, compensation, governance or other relevant fields, and his or her business creativity, vision and general perspective, all in the context of the needs of the Board and its Committees at that time, (ii) the need for the make-up of the Board to encompass the attributes of compatibility, collegiality and diversity, which are useful to the effective oversight of the Partnership, and (iii) the manner of operation of the Board and its Committees and their effectiveness as a whole. The Nominating and Corporate Governance Committee examines various factors and combined qualities based upon the then current membership of the Board in an effort to provide a broad spectrum of experience, skills, and perspectives that are relevant to the Partnership's business and operations. Neither the Board nor the Nominating and Corporate Governance Committee have a formal policy with regard to separately or singularly considering diversity in identifying nominees. Rather, the Board and the Nominating and Corporate Governance Committee look for diversity among directors and nominees who otherwise demonstrate excellence in their respective fields of expertise, experience and knowledge. Further, while each nominee's or director's qualifications and experience plays an important role in the selection or qualification assessment process, factors such as the manner in which directors will work together, and the impact of the collective group on the effectiveness of the Board are equally important. The Board conducts periodic self-evaluations in an effort to evaluate its overall effectiveness and identify areas in which the Board may wish to implement changes or improvements. These evaluations provide insight as to the collective qualities of the Board members that enhance the performance of the Board's oversight responsibilities and promote thoughtful and active discussion and debate of the Partnership's activities. The Nominating and Corporate Governance Committee also assesses the nominees and directors from this perspective in order to maximize the Board's effectiveness.

        The Nominating and Corporate Governance Committee also encourages directors to participate in continuing education events and/or undertake activities that can be demonstrated to maintain or advance professional knowledge, skills, competency and expertise relevant to the Partnership's business and operations and that will enhance their skills and the effectiveness of the Board. The Nominating and Corporate Governance Committee works together with the Partnership's management to facilitate these efforts and to identify or construct educational programs and opportunities for the Board members. The Directors have actively participated in these educational programs and opportunities.

Director Nominees Qualifications

        In connection with identifying and recommending to the Board qualified new candidates for Board membership or assessing the ongoing qualifications for a director nominee's continuing service, the Nominating and Corporate Governance Committee primarily focused on the criteria discussed above. In particular, the Committee reviewed the experience, skills, abilities and qualifications that are discussed in each nominee's biography set forth above in the section entitled Proposals Presented for Common Unitholder Vote—Proposal 1: Approval of Election of Nine Directors Who Will Serve Until Our 2015 Annual Meeting, as well as such qualifications as are further elaborated below:

        Frank M. Semple—As the Chief Executive Officer and President of our General Partner, Mr. Semple has in-depth knowledge and experience regarding the Partnership's business and operations. During his tenure with the General Partner, and in his prior management and leadership positions, Mr. Semple has acquired significant experience regarding operations, business development, finance and financial matters, and corporate governance matters that enhances the operation of the Board as a governing body as well as the Board's performance of its oversight and strategic planning responsibilities. Since joining the Partnership in 2003, Mr. Semple has been instrumental in focusing the Partnership's efforts in its core business of providing high quality midstream services and increasing unitholder value, including the following: leading the Partnership to reorganize itself in order to eliminate the General Partner's incentive distribution rights and enhance the transparency and value to the Partnership's unitholders; directing the strategic expansion of the business into key resource liquids-rich plays and opportunities throughout the United States; and consistently achieving exemplary total return performance to unitholders in comparison to the Partnership's peers.

        Donald D. Wolf—As the Chairman of Quantum Resources, a privately held company that acquires and operates producing oil and gas properties, and as the prior Chairman, Chief Executive Officer and Director of Westport Resources Corporation, Mr. Wolf has acquired significant industry experience and offers valuable insight to various issues affecting the Partnership. In addition, through Mr. Wolf's current and prior leadership positions, Mr. Wolf has significant experience in the areas of finance, executive compensation, and corporate governance and provides valuable perspectives regarding the Partnership's capital generation activities.

        Michael L. Beatty—As a result of his current position as the Chairman of the law firm of Beatty & Wozniak, P.C., a law firm that handles a wide variety of energy litigation, title work, environmental and regulatory issues, and corporate transactions, and his prior experience, including as Executive Vice President, General Counsel and a director of The Coastal Corporation, Mr. Beatty offers the Board significant legal, regulatory and corporate governance expertise as well as industry knowledge and experience that is exceptionally valuable to the Board's operation and to the Board's performance as a governing body of the Partnership. Mr. Beatty is financially literate with a broad knowledge and understanding of financial matters.

        William A. Bruckmann III—As a result of his prior leadership positions in the energy investment banking industry, including as a Managing Director & Sector Head for Natural Gas Pipeline and Midstream Companies of Manufacturers Hanover/Chemical Securities/Chase Securities, Mr. Bruckmann has significant experience regarding finance, accounting and corporate governance matters. Mr. Bruckmann will provide valuable insight into capital generation activities and risk management strategies. Mr. Bruckmann would qualify as an "audit committee financial expert" within the meaning of the regulations of the SEC.

        Charles K. Dempster—In his prior management and executive leadership positions in the energy industry, including as President of Reliance Pipeline Company and Chairman and Chief Executive Officer of Aquila Energy Company, an energy trading and gas midstream pipeline and processing organization in the United States and the United Kingdom, Mr. Dempster has significant experience in the industry, including marketing and commercial development, and has experience in executive compensation and corporate governance matters. Mr. Dempster has also previously served on the Partnership's Audit Committee and would qualify as an "audit committee financial expert" within the meaning of the regulations of the SEC. This experience allows Mr. Dempster to offer valuable perspectives to the Board and has assisted the Compensation Committee and the Board in evaluating and establishing appropriate compensation policies and practices for the Partnership.

        Donald C. Heppermann—As a result of his prior leadership positions, including as the former Executive Vice President, Chief Financial Officer and Secretary of our General Partner, Mr. Heppermann has valuable industry experience as well as significant expertise regarding finance, accounting and risk management matters. Mr. Heppermann brings significant expertise and experience to the Board and the Finance and Audit Committees, provides valuable insight with respect to the financial markets and enhances the Board's performance with respect to the Partnership's strategic planning and capital generation activities. Mr. Heppermann is financially literate and qualifies as an "audit committee financial expert" within the meaning of the SEC's regulations.

        Randall J. Larson—As a result of his prior executive positions in the energy industry and public accounting, including as the Chief Executive Officer, Chief Financial Officer and Controller of the general partner of Transmontaigne Partners, L.P., and as a partner with KPMG LLP, Mr. Larson has significant expertise regarding finance, accounting, corporate development, and executive compensation matters. Mr. Larson provides valuable perspectives that enhance the Board's establishment of effective compensation practices and the Partnership's risk management activities. Mr. Larson is financially literate and qualifies as an "audit committee financial expert" within the meaning of the SEC's regulations.

        Anne E. Fox Mounsey—Ms. Fox Mounsey holds a M.S. in Finance from the University of Colorado, and as a result of her prior positions with the Partnership, she provides the Board with valuable insight into the Partnership's operations and business, including marketing and corporate development, and has developed an additional knowledge base on compensation, accounting and governance issues, which enhances the Board's collective knowledge and experience and the performance of its strategic planning responsibilities. Ms. Fox Mounsey is financially literate with a broad knowledge and understanding of financial matters.

        William P. Nicoletti—As a result of his current and prior leadership positions in the energy investment banking industry, including as a Managing Director of Parkman Whaling LLC, Mr. Nicoletti has significant experience regarding finance, accounting and corporate governance matters. Mr. Nicoletti provides valuable insight that enhances the Board's performance of its risk management responsibilities and the Partnership's capital generation activities. Mr. Nicoletti qualifies as an "audit committee financial expert" within the meaning of the regulations of the SEC.

        In addition to considering the above qualifications, the Nominating and Corporate Governance Committee reviewed the effectiveness of the Board and the manner in which the Board members currently operate as a group. Based on the self-evaluations completed by the Board and other factors, such as the diversity of their qualifications, backgrounds and experience, and the dynamics of their interaction as a group, the Nominating and Corporate Governance Committee determined that the collective group of the above nominees have promoted and enhanced, and will continue to promote and enhance, the effectiveness of the Board.

Committees of the Board of Directors

        Audit Committee.    The Audit Committee assists in Board oversight of the integrity of the Partnership's financial statements and internal controls over financial reporting, and oversees the independent registered public accountant's audit services to the Partnership. In this function, the Audit Committee has the following responsibilities:

  •
  appointing, compensating, retaining and overseeing the services provided by our independent registered public accountants;

  •
  aiding management in the establishment and supervision of our financial controls;

  •
  pre-approving all audit and permitted non-audit services provided by our independent registered public accountants;

  •
  assisting in Board oversight of the integrity of the Partnership's financial statements, the Partnership's compliance with legal and regulatory requirements, and the independent registered public accountant's qualifications and expertise;

  •
  evaluating the scope of the annual audit and reviewing audit results;

  •
  consulting with management and our independent registered public accountants prior to the presentation of financial statements to common unitholders;

  •
  overseeing the Partnership's enterprise-wide risk management ("ERM") process;

  •
  overseeing and periodically reviewing the Code of Conduct and Ethics; and

  •
  as appropriate, initiating inquiries into aspects of our financial affairs.

        The Audit Committee meets all the requirements set forth in Sections 303A.06 and 303A.07 of the NYSE Listed Company Manual. The current members of the Audit Committee are Randall J. Larson (chairman), Donald C. Heppermann, Anne E. Fox Mounsey, and William P. Nicoletti. Each of the members of our Audit Committee satisfies the standards for independence as they relate to audit committees as set forth in Section 303A.02 of the NYSE Listed Company Manual and as set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors has determined that each member of the Audit Committee is financially literate and each of Messrs. Nicoletti, Heppermann and Larson qualifies as an "audit committee financial expert" within the meaning of the regulations of the SEC.

        During fiscal 2013, the Audit Committee held eight (8) meetings. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on our Internet website at www.markwest.com, and print copies are available free of charge upon request to our Secretary at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202 or by telephone at (303) 925-9200.

        Compensation Committee.    The Compensation Committee assists the Board in discharging its responsibilities relating to overall compensation matters.

        The following are the specific responsibilities of the Compensation Committee:

  •
  annually reviewing the Partnership's philosophy regarding executive compensation.

  •
  retaining any compensation consultant, independent legal counsel or other advisor, to be used to assist in the evaluation of directors' and executive officers' compensation or other responsibilities of the Committee.

  •
  recommending to the Board the base and incentive compensation for all principal executives and officers, taking into consideration the judgment and recommendation of the Chief Executive Officer.

  •
  recommending to the Board the Chief Executive Officer's applicable compensation levels based on the Compensation Committee's evaluation of the Chief Executive Officer's performance in light of the Partnership's and the individual's goals and objectives.

  •
  periodically reviewing and making recommendations to the Board with respect to the compensation of directors.

  •
  administering and annually reviewing the Partnership's incentive compensation plans and equity-based plans.

  •
  reviewing and making recommendations to the Board regarding any executive employment and related agreements.

  •
  reviewing and approving the Compensation Discussion & Analysis (the "CD&A").

The Compensation Committee may delegate authority to its members or to a subcommittee that it may designate, so long as the delegate or subcommittee reports its actions to the Compensation Committee at the next meeting.

        In 2013, the Compensation Committee engaged Mercer (US) Inc. ("Mercer") as its independent compensation consultant to assist the Compensation Committee in assessing annual executive compensation levels. In connection with the engagement of Mercer, the Compensation Committee conducted an independence assessment of Mercer consistent with NYSE Rules and considered various factors that may impact the independence of Mercer, including whether Mercer or its affiliates performed any other services for the Partnership, how the amounts payable to Mercer and, if applicable, its affiliates for the compensation consulting services and, if applicable, any other services performed compare to Mercer's and its affiliates' overall revenues, Mercer's policies and procedures designed to prevent conflicts of interest, the level of ownership (if any) that the individuals providing the consulting services have in the Partnership, and whether any other relationships existed between Mercer or its affiliates, on the one hand, and any executive officer of the Partnership or any member of the Board of Directors, on the other hand. No payments were made to Mercer or its affiliates for services other than the compensation consulting services during 2013. After conducting this assessment, the Compensation Committee determined that a conflict did not exist.

        The members of the Compensation Committee are Keith E. Bailey (chairman), Michael L. Beatty, Randall J. Larson and Charles K. Dempster. All of the Compensation Committee members meet the independence requirements set forth in Section 303A.02 of the NYSE Listed Company Manual. In January 2013, the SEC approved new NYSE Rules relating to compensation committees of its listed companies that were added pursuant to the Dodd-Frank Act. The NYSE Rules became effective on July 1, 2013, although companies are not required to comply with the NYSE Rules concerning the independence of compensation committee members until the earlier of (i) the first annual meeting held after January 15, 2014 or (ii) October 31, 2014. The new NYSE Rules do not make any changes in the objective independence requirements for compensation committee members, but they do specifically require boards of directors to consider certain information when making independence determinations for compensation committee members. The new NYSE Rules require boards of directors, when making these determinations, to consider all factors specifically relevant to determining whether a director has a relationship to the listed company that is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

  •
  the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the listed company to such director; and

  •
  whether such director is affiliated with the listed company, a subsidiary of the listed company or an affiliate of a subsidiary of the listed company.

        When considering compensation sources, boards of directors should consider whether the director receives compensation from any person that would impair the director's ability to make independent judgments about the listed company's executive compensation and whether any affiliate relationship places the director under direct or indirect control of the listed company or its senior management or creates a direct relationship between the director and senior management, in each case of a nature that would impair the director's ability to make independent judgments regarding the listed company's executive compensation. The Partnership is complying with the new NYSE Rules, and the Board considered the above factors in connection with the determination that each of the members of the Compensation Committee are independent in accordance with the independence standards set forth in Section 303A.02 of the NYSE Listed Company Manual.

        During fiscal 2013, the Compensation Committee held six (6) meetings. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on our Internet website at www.markwest.com, and print copies are available free of charge upon request to our Secretary at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202 or by telephone at (303) 925-9200.

        Nominating and Corporate Governance Committee.    The primary purpose of the Nominating and Corporate Governance Committee is to:

  •
  identify individuals qualified to become Board members;

  •
  develop and recommend to the Board of Directors a set of corporate governance guidelines applicable to the Partnership;

  •
  oversee the evaluation of the Board of Directors and its standing Committees and management;

  •
  assist the Board and Committee members in participating in continuing education programs; and

  •
  oversee the succession planning for the Chief Executive Officer and other principal officers of the General Partner.

The members of the Nominating and Corporate Governance Committee are Michael L. Beatty (chairman), Keith E. Bailey, and Anne E. Fox Mounsey. All of the Nominating and Corporate Governance Committee members meet the independence requirements set forth in Section 303A.02 of the NYSE Listed Company Manual. During fiscal 2013, the Nominating and Corporate Governance Committee held four (4) meetings. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors of our General Partner, a copy of which is available at our Internet website at www.markwest.com, and print copies are available free of charge upon request to our Secretary at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202 or by telephone at (303) 925-9200. In addition, the Partnership and the General Partner operate pursuant to corporate governance guidelines, a copy of which is available at our Internet website at www.markwest.com. You may also request a copy of the corporate governance guidelines free of charge by contacting our Investor Relations Department at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202 or by telephone at (303) 925-9200.

        Finance Committee.    The Finance Committee has principal oversight responsibility with respect to the Partnership's corporate finance and treasury matters. These responsibilities include, but are not limited to:

  •
  reviewing the Partnership's short-term and long-term financing plans and strategies;

  •
  reviewing principal commercial and investment banking relationships, including its banking and treasury authorizations, and material terms of the Partnership's credit facilities in light of the Partnership's operating strategy, risk exposures, financial policies and changes in applicable law or accounting requirements;

  •
  designating the officers and employees who can execute documents and act on behalf of the Partnership in the ordinary course of business pursuant to approved banking, borrowing, credit, investment and other financing arrangements;

  •
  reviewing the Partnership's cash and short-term portfolio investment objectives and policy;

  •
  reviewing and providing guidance to the Board and/or management with regard to all of the foregoing and with respect to any other transactions or financial issues that the Board and/or management desire to have reviewed; and

  •
  carrying out such other duties as may be delegated to it by the Board from time to time.

        The Finance Committee's responsibilities also include, if so delegated by the Board:

  •
  reviewing and approving the final terms and pricing of significant equity and debt issuances, both public and private, and other financing transactions; and

  •
  approving the financial terms of transactions that have been approved in principle by the Board of Directors.

The members of the Finance Committee are Donald C. Heppermann (chairman), Charles K. Dempster, and William P. Nicoletti. All of the members of the Finance Committee meet the independence requirements set forth in Section 303A.02 of the NYSE Listed Company Manual. During fiscal 2013, the Finance Committee held seven (7) meetings and took action by written consent. The Finance Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on our Internet website at www.markwest.com, and print copies are available free of charge upon request to our Secretary at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202 or by telephone at (303) 925-9200.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee pre-approves certain audit and permissible non-audit services provided by the independent registered public accounting firm pursuant to a Pre-Approval Policy and schedule of generally pre-approved items adopted annually by the Audit Committee. The Audit Committee may also pre-approve additional services, which may include audit services, audit-related services, tax services and other services, on a case-by-case basis. Our Chief Financial Officer is responsible for presenting the Audit Committee with an overview of all proposed audit, audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services to be performed. The Audit Committee does not and may not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. The Audit Committee may delegate pre-approval to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Role of the Board of Directors in Risk Management Oversight

        The Board of Directors exercises its risk management oversight responsibilities as a whole Board, as well as specifically through its various Committees. The Board of Directors focuses primarily on strategic and operational risks while the Committees focus on specific risks aligned with their individual Committee charters, as described above under Committees of the Board of Directors. The Audit Committee is specifically responsible for overseeing the Partnership's ERM process, which is discussed below in more detail, and for overseeing the identification and assessment of, and the response to, financial reporting and regulatory compliance related risks by the Partnership's management. The Finance Committee oversees the manner in which the Partnership's management identifies, assesses and responds to risks relating to the Partnership's liquidity and cost of capital. The Nominating and Corporate Governance Committee is responsible for managing risks relating to the qualifications of the directors on the Board of Directors, conflicts of interest and other policies governing the Partnership, including succession planning for the Partnership's management. The Compensation Committee is responsible for managing risks relating to the compensation of the Partnership's management and employees, including retention of key employees and the alignment of the Partnership's compensation policies with the Partnership's strategic objectives to ensure that compensation programs do not encourage excessive risk taking. Each Committee periodically reports to the Board of Directors regarding such Committee's risk management oversight activities. In addition, most of our directors serve on more than one Committee, and our Lead Director is an ex-officio member of and is involved in each of our Committees, all of which provide our directors with a better understanding of the different types of risks involved in the Partnership's business and enhances the Board of Director's performance of risk management oversight activities.

        The General Partner's management is responsible for the performance of the Partnership's risk management activities. These risk management activities are performed continuously as part of the day to day activities of the Partnership. The General Partner's management has also instituted a formal ERM process based on the COSO—Enterprise Risk Management—Integrated Framework (1992). The Chief Executive Officer oversees the ERM process, which is facilitated by the General Partner's Internal Audit department to help ensure objectivity and transparency. The Partnership has instituted a quarterly process that includes the participation of various levels of management to provide input on risk identification, risk assessment and risk response. The results of the ERM related activities are presented to the Audit Committee quarterly, and the Audit Committee provides regular reports to the Board of Directors regarding the status of these efforts. In addition, the Board of Directors receives an annual report and presentation from management on the Partnership's ERM process and status, including a detailed discussion on risk identification, risk assessment and risk response.

Code of Conduct and Ethics

        We have adopted a Code of Conduct and Ethics applicable to the persons serving as our directors, officers (including without limitation, our Named Executive Officers), and employees. Our Code of Conduct and Ethics complies with SEC standards, including the prompt disclosure to the SEC on a Current Report on Form 8-K of any waiver of the code for executive officers or directors approved by the Board of Directors. In addition, senior management has developed and provides Code of Conduct and Ethics recurring training across the Partnership, which is designed to be given in presentations to groups of employees. A copy of our Code of Conduct and Ethics is available free of charge in print to any unitholder who sends a request to the office of the Secretary of MarkWest Energy Partners, L.P. at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202 or by telephone at (303) 925-9200. The Code of Conduct and Ethics is also accessible and posted on our website at www.markwest.com.

Director Attendance at Annual Meetings

        Our directors are invited and encouraged to attend our annual meetings. Four of our directors attended the 2013 Annual Meeting of Common Unitholders.

Consideration of Director Candidates

        The General Partner relies upon the extensive industry experience and expertise of the members of the Nominating and Corporate Governance to identify qualified nominees for the Board of Directors. The Nominating and Corporate Governance Committee has an informal policy that it does not entertain director candidates submitted by the Partnership's unitholders. Pursuant to our Partnership Agreement, if the SEC issues rules that require publicly traded companies to accept nominations of director candidates from shareholders, the Partnership will adopt rules to implement applicable requirements.

Communication with Non-Management Directors

        Common unitholders are invited to contact any or all of the Partnership's outside directors by mailing a letter to any or all of them in care of the Partnership's headquarters. Any such correspondence received will be delivered unopened to the relevant party or parties. In addition, a common unitholder or any other interested party may anonymously raise concerns and issues to our non-management directors by submitting a report to EthicsPoint, our outside incident reporting service provider. Reports may be submitted to EthicsPoint by telephone at 1-866-384-4277 or online at its Internet website at www.ethicspoint.com. Reports submitted to EthicsPoint are distributed to the Chair of the Audit Committee, which is currently Randall J. Larson, as well as to the General Partner's Executive Vice President and General Counsel and the Vice President of Compliance and Internal Audit.

        Finally, management welcomes, at any time, comments, questions or suggestions from any common unitholder. The Partnership remains dedicated to ensuring complete, accurate and prompt disclosure of all material information about the Partnership and its business and to continuing to serve the best interest of its common unitholders.

 EXECUTIVE OFFICERS

        As with most publicly traded limited partnerships, we do not have any employees, but instead our General Partner manages our operations and activities on our behalf. The following is biographical information for each of the executive officers of our General Partner, each of whom is appointed by the Board of the General Partner:

        Frank M. Semple, 62, Chairman, President, and Chief Executive Officer, joined MarkWest on November 1, 2003. He is a member of the Board of Directors and was elected Chairman of the Board in October 2008. Prior to joining MarkWest he completed a 22-year career with Williams and WilTel Communications. He served as the Chief Operating Officer of WilTel Communications, Senior Vice President/General Manager of Williams Natural Gas Company, Vice President of Operations and Engineering for Northwest Pipeline Company and Division Manager for Williams Pipeline Company. Prior to joining Williams, Mr. Semple served in the United States Navy aboard the nuclear submarine USS Gurnard (SSN 662). Mr. Semple completed the Program for Management Development at Harvard Business School and a holds B.S. in Mechanical Engineering from the United States Naval Academy.

        C. Corwin Bromley, 56, Executive Vice President, General Counsel and Secretary, was appointed as General Counsel of our General Partner in September 2004. Prior to joining MarkWest, Mr. Bromley served as Assistant General Counsel at Foundation Coal Holdings, Inc. f/k/a RAG American Coal Holding, Inc. from 1999 through 2004, and as General-Managing Attorney and Senior Environmental Attorney at Cyprus Amax Minerals Company from 1989 to 1999. Prior to that, Mr. Bromley was in private practice with the law firm Popham, Haik, Schnobrich & Kaufman from 1984 through 1989. Preceding his legal career, Mr. Bromley worked as a structural/design engineer involved in several domestic and international LNG and energy projects with the firms CBI, Inc. and Chicago Bridge & Iron Company. Mr. Bromley received his J.D. from the University of Denver and his bachelor's degree in Civil Engineering from the University of Wyoming.

        Nancy K. Buese, 44, Executive Vice President, Chief Financial Officer, was appointed Chief Financial Officer of our General Partner in October 2006. Prior to her appointment as Chief Financial Officer, Ms. Buese served as Chief Accounting Officer of MarkWest since November 2005. Prior to joining MarkWest, Ms. Buese was the Chief Financial Officer for Experimental and Applied Sciences ("EAS") in Golden, Colorado. EAS is a wholly-owned subsidiary of Abbott Laboratories. Prior to her employment at EAS, Ms. Buese was a Vice President with TransMontaigne Inc. in Denver, Colorado. Preceding this appointment, Ms. Buese was a Partner with Ernst & Young LLP, having spent time in the firm's Denver, London, New York and Washington, D.C. offices. Ms. Buese also sits on the Board for UMB Financial Corporation. Ms. Buese received her bachelor's degree in Accounting and Business Administration from the University of Kansas and is a licensed certified public accountant in the State of Colorado.

        John C. Mollenkopf, 52, Executive Vice President, Chief Operating Officer, became the Chief Operating Officer in January 2011. Prior to this, he served as the Chief Operations Officer of our General Partner since October 2006. Prior to his appointment as Chief Operations Officer, Mr. Mollenkopf served as Senior Vice President, Southwest Business Unit, since January 2004 and as Vice President, Business Development since January 2003. Prior to these positions, he served as Vice President, Michigan Business Unit, of our General Partner since its inception in May 2002 and in the same capacity with MarkWest Hydrocarbon since December 2001. Prior to that, Mr. Mollenkopf was General Manager of the Michigan Business Unit of MarkWest Hydrocarbon since 1997. He joined MarkWest Hydrocarbon in 1996 as Manager, New Projects. From 1983 to 1996, Mr. Mollenkopf worked for ARCO Oil and Gas Company, holding various positions in process and project engineering, as well as operations supervision. Mr. Mollenkopf received his bachelor's degree in Mechanical Engineering from the University of Colorado at Boulder.

        Randy S. Nickerson, 52, Executive Vice President, Chief Commercial Officer, was appointed as Chief Commercial Officer of our General Partner in October 2006. Prior to his appointment as Chief

Commercial Officer, Mr. Nickerson served as Senior Vice President, Corporate Development of MarkWest since January 2003. Prior to these positions, Mr. Nickerson served as Senior Vice President of our General Partner since its inception in May 2002 and served in the same capacity with MarkWest Hydrocarbon since December 2001. Prior to that, Mr. Nickerson served as MarkWest Hydrocarbon's Vice President and the General Manager of the Appalachia Business Unit since June 1997. Mr. Nickerson joined MarkWest Hydrocarbon in July 1995 as Manager, New Projects and served as General Manager of the Michigan Business Unit from June 1996 until June 1997. From 1990 to 1995, Mr. Nickerson was a Senior Project Manager and Regional Engineering Manager for Western Gas Resources, Inc. From 1984 to 1990, Mr. Nickerson worked for Chevron USA and Meridian Oil Inc. in various process and project engineering positions. Mr. Nickerson received his bachelor's degree in Chemical Engineering from Colorado State University.

Additional Corporate Officers

        In addition to Mr. Semple, Mr. Bromley, Ms. Buese, Mr. Mollenkopf, and Mr. Nickerson, the following individual has been designated as an officer for purposes of reporting under Section 16 of the Exchange Act.

        Paula L. Rosson, 47, Senior Vice President/Chief Accounting Officer, was appointed as principal accounting officer of our General Partner in July 2011. Ms. Rosson previously served as Vice President/Controller of our General Partner from November 2006 through July 2011. Prior to that, she served various executive roles with Fischer Imaging Corporation, including President/Chief Executive Officer and Chief Financial Officer in 2006 and Vice President/Controller from 2005 through 2006, served as the Assistant Controller at Teletech from 2003 through 2004, served last as the Controller of a division of Cenveo from 1999 through 2003 and held various positions in the audit practice of Ernst & Young LLP from 1989 through 1999. Ms. Rosson, received her MAcc and B.S. in accounting from Utah State University and is a licensed certified public accountant in the State of Colorado.

 AUDIT COMMITTEE REPORT

        This report of the Audit Committee describes the responsibilities and considerations of the Audit Committee with respect to the year ended December 31, 2013. The Board of Directors of the General Partner has adopted a Charter of the Audit Committee, a copy of which is available on our Internet website at www.markwest.com. The information contained in the Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall the information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we have specifically incorporated it by reference into such filing.

        The current Audit Committee is comprised of Randall J. Larson (chairman), Donald C. Heppermann, Anne E. Fox Mounsey and William P. Nicoletti. During fiscal 2013, the Audit Committee held eight (8) meetings.

        The role of the Audit Committee is to oversee the Partnership's financial reporting process on behalf of the Board of Directors of the General Partner. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accountants are responsible for performing independent audits of our consolidated financial statements in accordance with generally accepted auditing standards in the United States and of our internal controls over financial reporting and expressing opinions as to the conformity of such financial statements with generally accepted accounting principles in the United States and as to the effectiveness of our internal controls over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2013 with management and the independent registered public accountants.

        Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The independent registered public accountants have discussed with the Audit Committee the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and as currently in effect (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, our independent registered public accountant has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, as currently in effect, and the Audit Committee has discussed with the accountants their independence. The Audit Committee has also considered whether the independent accountant's provision of non-audit services is compatible with maintaining the independent registered public accountant's independence and determined that it is.

        Based on the reports, reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Audit Committee Mr. Randall J. Larson, Chairman Mr. Donald C. Heppermann Ms. Anne E. Fox Mounsey Mr. William P. Nicoletti

 COMPENSATION DISCUSSION AND ANALYSIS

        This CD&A provides information about our compensation objectives, policies and decisions for our principal executive officer (CEO), our principal financial officer (CFO) and our three other most highly compensated executive officers, which we refer to in this Proxy Statement as our NEOs. The information contained in the CD&A is intended to, among other things, provide context for the information contained in the historical compensation tables that follow this discussion. Immediately following the CD&A are the Compensation Committee Report and the compensation tables describing compensation earned and/or paid for performance in 2013, grants of plan-based equity awards, and outstanding equity awards held by the NEOs.

Executive Summary

Summary of Executive Compensation Philosophy

        The primary goal of our executive compensation program is to compensate our executives in a manner that:

  •
  attracts, retains and incents top-performing executives;

  •
  rewards executives for continued high performance over the long-term and achievement of the Partnership's financial and nonfinancial performance and strategic objectives; and

  •
  aligns the interests of executives with those of our unitholders.

        At the core of our compensation philosophy is our strong belief that pay should be principally linked to performance. In giving effect to this philosophy, a significant portion of an executive's total compensation is contingent upon, or variable with, Partnership performance and achievement of strategic goals, including the goal of increasing unitholder value. Accordingly, long-term incentive compensation of our executives mirrors, as closely as possible, the total return we deliver to our unitholders over the same period. We use the prior two years total shareholder return (unit price appreciation and distributions) ("TSR") compared to our TSR Peer Group (see description on page 22) to establish the amount of the long-term incentive award. Once the present value is determined, it is converted to units which do not vest for another three years. In other words the first two years of our delivery of performance to unitholders determines the size of the award, but our continued delivery of performance to our unitholders determines the ultimate value.

Summary of Executive Compensation Program

        The overall objective of our compensation program is to provide a total compensation package which targets the median of the market range of a peer group of companies, but provides both the opportunity for upper quartile compensation if exceptional performance is demonstrated and superior results are achieved or the prospect of below median compensation if a minimum level of performance is not satisfied. The NEOs' total compensation package consists of the following three components:

Base salaries	Designed to compensate executives commensurate with their respective level of experience, scope of responsibilities, and sustained performance
Short-term cash incentive program

A performance-based cash incentive awarded annually based on the prior year's performance, designed to promote achievement of, and accountability for, shorter term performance plans and strategic goals

Long-term equity incentive program

A performance-based equity incentive utilizing long-term equity grants based on multiple year performance. This program is designed to align the long-term interests of our executives with those of our unitholders, by creating a strong and direct link between executive compensation and unitholder return over a five-year performance cycle, awarding new grants based on a two-year past performance period and incentivizing prospective performance through a three-year time-based cliff vesting

        To evaluate all areas of executive compensation, the Compensation Committee seeks the additional input of an independent outside compensation consultant and available comparative information, as discussed more fully below.

Summary of Key Actions and Determinations—January 2014

        The following provides a brief summary of the key executive compensation actions taken by the Compensation Committee and the Board of Directors in January 2014. These actions are discussed in greater detail below under the section entitled Elements of Executive Compensation and Key Actions and Determinations—January 2014 in this CD&A.

Partnership 2013 Performance

•

2013 annual distributable cash flow ("DCF")(1) of $483.4 million which approximated the base-plan DCF target of $482.8 million

•

47th percentile for the two-year TSR relative to the industry peer group which was near the base plan TSR target

•

Execution of the business plan and achievement of key commercial, organizational and financial objectives was slightly above base plan for the non-financial and other organizational performance goals and objectives

2014 Base Salaries

•

Frank Semple, Chief Executive Officer and Chairman: $610,000

•

John Mollenkopf, Chief Operating Officer: $436,000

•

Randy Nickerson, Chief Commercial Officer: $436,000

•

Nancy Buese, Chief Financial Officer: $400,000

•

Corwin Bromley, Chief Legal Officer: $400,000

Short-Term Cash Incentives January 2014 Awards

•

Frank Semple, Chief Executive Officer and Chairman: $762,500

•

John Mollenkopf, Chief Operating Officer: $436,000

•

Randy Nickerson, Chief Commercial Officer: $436,000

•

Nancy Buese, Chief Financial Officer: $350,000

•

Corwin Bromley, Chief Legal Officer: $350,000

Long-Term Equity Incentive January 2014 Grants—2017 Cliff Vesting

•

Frank Semple, Chief Executive Officer and Chairman: 32,172 units

•

John Mollenkopf, Chief Operating Officer: 19,929 units

•

Randy Nickerson, Chief Commercial Officer: 19,929 units

•

Nancy Buese, Chief Financial Officer: 14,064 units

•

Corwin Bromley, Chief Legal Officer: 9,845 units

(1)
For a discussion of how we calculate distributable cash flow and a reconciliation of this measure to net income, its most directly comparable GAAP measure, please see Appendix A to this Proxy Statement.

General Objectives and Overall Philosophy of Compensation Program

        The primary objectives of our executive compensation program are to attract, retain and incent top-performing executives through a total compensation plan that is both competitive within our market and is performance-based. Our compensation program is intended to closely align management's interests with those of our unitholders by aligning management's compensation with the Partnership's short-term and long-term financial performance, TSR and the achievement of objectives consistent with the Partnership's strategic plans. Additionally, we use our compensation program to otherwise recognize superior performance. We strive to accomplish these objectives by compensating all employees, including our NEOs, with a combination of competitive base salary and incentive compensation.

        The incentive compensation component may be comprised of short-term incentive compensation, consisting of an annual cash incentive, and long-term incentive compensation, consisting of equity awards. Incentive compensation is principally based upon TSR and other performance measures tied to the long-term performance of the Partnership, which has been utilized by various proxy advisory firms to evaluate performance and which we believe provide objective measures of the long-term value provided to our unitholders.

        Our objective is to establish total compensation targets, including incentive compensation, for the executive officers that approximates the median of that of our Competitive Market Peer Group (see description on page 23) when the Partnership's overall performance with respect to the performance metrics meets our budget objectives for the year and when our TSR for both the current year and the prior two year periods is at the average of our TSR Peer Group (see description below). We also believe our executives should have the opportunity for total compensation that exceeds that of our Competitive Market Peer Group when the Partnership's overall performance merits such recognition. In achieving this goal of superior compensation for superior performance, the Partnership relies heavily on the variable compensation, the level of which is performance linked. We also set a minimum performance threshold that the Partnership must first achieve before any short-term incentive awards will be made. If the minimum levels of performance, based on threshold metrics, are not met, the NEOs' total compensation would be below the median of the Competitive Market Peer Group total compensation. We believe that appropriately designed compensation programs that align executive compensation with long-term Partnership and unit performance allows the Partnership to attract and retain top performing executives. Following this philosophy, in determining NEO compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance, the use of equity to align NEO interests with those of our unitholders, individual contributions, teamwork and performance, each NEO's total compensation package, and internal pay equity.

Compensation Setting Process

Compensation Consultants—Benchmarking

        In 2013, the Compensation Committee engaged an independent outside compensation consultant, Mercer (US) Inc., to assist the Committee in assessing the Partnership's executive compensation program. In consultation with Mercer, the Compensation Committee has established a set of benchmarking peer groups from companies in the natural gas industry sector, consisting of various midstream pipeline companies and our industry competitors. These are industry peers that the Compensation Committee considers appropriate for comparison for executive compensation review purposes. Companies are selected as benchmarking peers primarily based on their similarity to the Partnership. This comparative evaluation is made with respect to not only revenue and market-cap sizes, which provides a simple guide for similarity, but also with respect to factors that we and the investment community consider equally relevant, such as DCF, earnings before interest, income tax, depreciation and amortization ("EBITDA"), total assets, enterprise value, and geographic location. The benchmarking peers also include natural gas companies which may differ in relative size from the Partnership, but that we consider to be our industry competitors or important industry participants in the geographical areas in which we operate, and which the Compensation Committee considers to be appropriate to include in the peer groups. As a result, the benchmarking peer groups include companies of varying revenue and market-cap sizes, with varying market maturity from start-up to very mature companies, providing an appropriate cross section of the industry and a suitable sample size. A first benchmarking peer group is utilized to compare the Partnership's relative performance to the peer group companies. A second benchmarking peer group, which is primarily comprised of a subset of that first peer group, is utilized to evaluate competitive market levels for compensation.

        For analysis of performance-based incentive compensation and aligning executive compensation with the Partnership's short-term and long-term financial performance, the Compensation Committee utilizes a TSR analysis and compares the Partnership's TSR with that of its TSR benchmarking peers. For its

January 2014 performance-based incentive compensation awards, the Compensation Committee included the following companies as a peer group (the "TSR Peer Group"):

• Access Midstream Partners LP	• Martin Midstream Partners L.P.
• Atlas Pipeline Partners, L.P.	• Nustar Energy LP
• Boardwalk Pipeline Partners, LP	• OneOK Partners LP
• Buckeye Partners, L.P.	• Plains All American Pipeline, L.P.
• Crosstex Energy, L.P.	• PVR Partners, L.P.
• DCP Midstream Partners, LP	• Regency Energy Partners LP
• Eagle Rock Energy Partners, L.P.	• Sunoco Logistics Partners L.P.
• Energy Transfer Partners, L.P.	• Targa Resources Partners LP
• Enterprise Products Partners L.P.	• Western Gas Partners, LP
• Genesis Energy, L.P.	• Williams Partners L.P.
• Magellan Midstream Partners, L.P.

        For competitive market compensation comparisons, consistent with Mercer's recommendations, the Compensation Committee focused on a peer group that was comprised of a subset of the TSR Peer Group together with several other companies that are similarly sized peers in a closely related industry segment to MarkWest and are in the same geographic market. For 2014 compensation analysis, the companies within this peer group, referred to as the "Competitive Market Peer Group," included:

• Access Midstream Partners LP	• QEP Resources, Inc.
• Boardwalk Pipeline Partners, LP	• Plains All American Pipeline, LP
• Buckeye Partners, L.P.	• Range Resources Corporation
• Cimarex Energy Co.	• Regency Energy Partners LP
• Denbury Resources, Inc.	• Sunoco Logistics Partners L.P.
• Energy Transfer Partners LP	• Targa Resources Partners LP
• Magellan Midstream Partners, L.P.	• Whiting Petroleum Corporation
• OneOK Partners LP	• Williams Partners L.P.

        Mercer assembled TSR and Competitive Market Peer Group data from publically available peer group information and published survey data, as well as from its own internally developed proprietary data from various midstream pipeline/energy companies, for the Compensation Committee's use to review performance and market levels within our industry sector. From this data, Mercer also provided its analysis of the data and trends, comparisons with the peer groups, and made recommendations regarding setting a compensation plan structure and setting the base salaries and both short-term cash and long-term equity incentive award metrics for the NEOs and key employees. The Compensation Committee also takes into account broader based survey data for executive compensation among public companies in the energy industry, both regionally and nationally, as we believe that this information provides us with a statistically significant sample that supplements the compensation consultant's peer group data.

Setting Performance Objectives

        The Partnership's annual strategic and business plans are presented for review and approval by management at the General Partner's October and January Board meetings. The Board engages in an active discussion concerning the financial targets, as well as the operational and strategic goals and objectives in the business plans. After making changes it deems appropriate, the Board of Directors approves the Partnership's annual business plan, which is then used as the basis for setting objectives for the annual short-term incentive program. See Elements of Executive Compensation and Key Actions and Determinations—January 2014—Short-Term Cash Incentive Awards in this CD&A.

Management's Role in the Compensation Setting Process

        Management assists the Board in the following aspects of the executive compensation setting process:

  •
  recommending the Partnership's strategic and business plans;

  •
  recommending appropriate metrics for performance goals and objectives;

  •
  preparing Committee and Board meeting agendas and materials; and

  •
  implementing the Board approved compensation plans.

        The CEO generally attends the Compensation Committee meetings and other senior members of management attend, from time to time, by invitation. However, the Compensation Committee also regularly meets in executive session. The CEO makes recommendations to the Compensation Committee regarding financial and corporate goals and objectives and provides recommendations for the compensation to be paid to the NEOs and other executives. The Compensation Committee considers and deliberates on this information and recommendations, and in turn makes recommendations to the Board of Directors regarding the NEOs' and other executives' compensation, including base compensation, short-term cash incentives and long-term equity incentives. The Board then makes the final determination on the NEOs' and other executives' compensation. The CEO's performance and compensation is separately reviewed and evaluated by the Compensation Committee and, with the Compensation Committee's recommendations, the Board of Directors makes the final determination for the CEO's compensation.

Other Compensation

        Additional cash- or equity-based awards may also be granted to NEOs, other officers and employees, upon commencement of employment, for promotions or special performance recognition, or for retention purposes, based on the recommendation of the CEO, or with respect to the CEO, the Compensation Committee. In determining whether to recommend additional grants to a NEO, other officer or employee, the CEO considers various factors, including the individual's performance, any planned change in functional responsibility, extraordinary performance, and other special circumstances that may arise from time to time.

Elements of Executive Compensation and Key Actions and Determinations—January 2014

Base Salaries

        Base salaries are a key component of an executive's total compensation and are designed to compensate executives commensurate with their respective level of experience and scope of responsibilities, and to reward sustained individual performance and future potential.

        Our goal has been to provide for base salaries that are sufficiently competitive with other similar sized energy companies and/or partnerships, both regionally and nationally, in order to attract and retain talented leaders. Because base salaries are used for calculating both short-term and long term incentive compensation, we generally take a conservative approach in setting such salaries and target the middle of the market range of the Competitive Market Peer Group. However, as an executive's experience, tenure and scope of responsibility increase, salaries also generally increase relative to the Partnership's Competitive Market Peer Group.

        In January of 2013, the Compensation Committee and the Board set the 2013 base salary for the CEO at $580,000 and the 2013 base salaries for each of the other NEOs at a range from $380,000 to $415,000. In January of 2014, the Compensation Committee and the Board set the 2014 base salary for the CEO at $610,000 and the 2014 base salaries for each of the other NEOs at a range from $400,000 to $436,000.

Short-Term Cash Incentive Awards

        The short-term incentive program is a performance-based cash incentive awarded annually based on the prior year's performance, designed to promote achievement of, and accountability for, shorter term performance plans and strategic goals. In establishing the short-term cash incentive program, our Compensation Committee utilizes DCF and TSR targets and other broad operational and financial goals objectives. It is important to note that under the short-term incentive program, the Compensation Committee and the Board have set a minimum level of performance threshold (currently 75% of the annual plan's base DCF target) that the Partnership must first achieve before any short-term incentive payments will be made. In addition to the foregoing performance goals, the Board has discretion to either increase or decrease awards.

        The short-term cash incentive award overall performance metrics and targets for the NEOs for 2013 were established by the Board in January of 2013. The short-term cash incentive award target for the CEO was set at 100% of base salary for achievement of base-plan performance goals and 200% of base salary for achievement of stretch performance. The other NEO targets for 2013 were established at a range of 70% to 80% of base salary for achievement of base-plan performance goals and at a range of 140% to 160% of base salary for achievement of stretch performance.

        The performance metrics for the Executive Short Term Incentive Plan for 2013 were as follows:

  •
  50% according to the Partnership's annual DCF performance,

  •
  The threshold for the funding of the incentive pool was set at $362.1 million (75% of target DCF);

  •
  The base-plan DCF target was an annual DCF of $482.8 million; and

  •
  The stretch performance target was set at annual DCF of $603.5 million (125% of the base-plan DCF target).

  •
  25% was based on a one-year TSR calculation relative to the Partnership's TSR Peer Group

  •
  Base-plan target was second quartile and stretch was first/top quartile.

  •
  25% was discretionary and based upon broad organizational goals and objectives such as:

  •
  Balance sheet, liquidity and distribution coverage metrics;

  •
  Environmental, safety and health goals;

  •
  Customer satisfaction metrics, including contract and infrastructure development and implementation, and growth management;

  •
  Commodity price impacts; and

  •
  Financial reporting.

        The January 2014 short-term cash incentive awards were determined at the January 2014 Board of Directors meetings based on actual Partnership performance relative to the established goals and objectives for 2013.

        The Partnership's annual DCF in 2013 was $483.4 million which was approximately at the base-plan DCF target of $482.8 million. The Compensation Committee and the Board also reviewed the Partnership's 2013 performance and senior management's execution of the business plan and broad operational and financial goals and objectives, including the successful achievement of key commercial development goals, operational levels, construction completions, balance sheet metrics, liquidity, environmental, health, and safety goals, customer satisfaction goals, and a one-year TSR of 52.5% relative to the TSR Peer Group, which the Board determined to be slightly above base-plan performance of these goals and objectives, particularly in light of the competitive landscape in establishing contracts and infrastructure in the Utica and Marcellus shales, and the size and scope of the Partnership's 2013 capital projects. Recognizing these factors, the Board deliberated on and evaluated the applicable metrics and performance criteria in its discretion, and approved the January 2014 short-term cash incentive awards for the CEO at $762,500, and for the other NEOs in a range from $350,000 to $436,000.

        In January 2014, the Board also established the 2014 short-term cash incentive award overall performance metrics and adjusted the short-term cash incentive award targets for the NEOs based upon the Competitive Market Peer Group compensation market analysis.

        The performance metrics for the Executive Short Term Incentive Plan for 2014 are as follows:

  •
  50% will be based on the Partnership's 2014 DCF performance, subject to the 75% of target DCF threshold for the funding of the incentive pool;

  •
  25% will be based on a one-year TSR calculation relative to the Partnership's TSR Peer Group; and

  •
  25% will be discretionary and will be based on broad organizational considerations, such as:

  •
  Balance sheet, liquidity and distribution coverage metrics;

  •
  Environmental, safety and health goals;

  •
  Customer satisfaction metrics, including contract and infrastructure development and implementation, and growth management;

  •
  Commodity price impacts; and

  •
  Financial reporting.

        In connection with the Competitive Market Peer Group compensation market analysis, and in consultation with Mercer, the Compensation Committee reviewed the short-term cash incentive award targets for the NEOs, with the goal of meeting the objectives described above in this CD&A under the section entitled General Objectives and Overall Philosophy of Compensation Program. Based on this review and the recommendations of Mercer, the Compensation Committee recommended, and the Board approved the short-term cash incentive targets for the NEOs for 2014. The 2014 short-term cash incentive award target for the CEO was not adjusted and remained at the 2013 levels of 100% of base salary for achievement of base-plan performance goals and 200% of base salary for achievement of stretch performance. The other NEO short-term cash incentive award targets were established at 80% to 90% of base salary for achievement of base-plan performance goals and 160% to 180% of base salary for achievement of stretch performance.

Long-Term Equity Incentive Awards

        Long-term equity awards are granted pursuant to programs established under the terms of the 2008 Long-Term Incentive Plan (as amended, the "2008 LTIP"), which was initially approved by the unitholders on February 21, 2008 and was amended as approved by the unitholders on June 1, 2012. The 2008 LTIP has an effective date of January 1, 2008 and a term of ten (10) years. The 2008 LTIP provides for grants of phantom units, restricted units, unrestricted units, distribution equivalent rights and performance awards. Any of these awards may be made as performance incentives to reward attainment of annual or long-term performance goals of the Partnership. Recipients do not pay any consideration for the units they receive, but are responsible for paying any payroll tax liability associated with these units. Certain change in control transactions involving the Partnership or the General Partner may result in the acceleration of vesting of awards granted under the 2008 LTIP. The Partnership has reserved 3.7 million Partnership common units for issuance under the plan. Awards under the 2008 LTIP are subject to the approval of the Compensation Committee.

        Long-term equity grants are a key and significant component of a NEO's potential compensation. Long-term equity awards are intended to align the long-term interest of our executives with those of our unitholders and provide a strong retention element for top-performing executives. The awards are also intended to reward performance over time and to provide an opportunity for executives to participate in the equity appreciation of the units. The Partnership's business is very capital intensive and involves constructing and operating facilities which primarily serve the needs to producers to transport and process their natural gas production. This requires significant periods of preplanning, permitting and construction that, at times, can extend for multiple years.

        To more closely align long-term incentive compensation with long term unitholder growth and performance, the Board of Directors has implemented a long-term incentive program pursuant to the 2008 LTIP, based on the Partnership's relative TSR performance as compared to our TSR Peer Group. We believe that the current MarkWest LTI Program, as described below, embodies the corporate compensation objectives described above and reflects the long-term nature of many of the Partnership's large organic growth projects, a number of which may require several years of significant capital investment before determining the ultimate outcome of the projects. The combination of the long-term phantom unit equity grants being based on the Partnership's performance over the two years prior to grant, plus the three year cliff vesting period, creates a five year period during which the executive's ultimate reward closely mirrors that of the unitholder, allowing the executive to benefit in the case of positive performance and to bear the consequences in the case of negative performance. We believe this direct link between the ultimate value of the executive's long-term incentive compensation at the end of the five year period, and the ultimate value provided to unitholders during that period, encourages the executive to take a long-term perspective in connection with the Partnership's performance.

        Additionally, with the volatility of the stock market today, the Compensation Committee and Board recognize that there may be times when the Partnership's TSR performance might be better than that of its peers in the TSR Peer Group, but yet still not provide the same relative outcome for its unitholders. In that circumstance, the potential award that can be made under the long term incentive plan, irrespective of the Partnership's relative performance, are attenuated to a material degree, through the operation of the cap on the maximum adjusted grant size and the ability of the Board to exercise its discretion to reduce the size of the grants, as described below under Elements of Executive Compensation and Key Actions and Determinations—January 2014—MarkWest LTI Program in this CD&A. In addition to the attenuation of the opportunity for new awards in that circumstance, the value of the unvested long term incentive awards will have mirrored that of the unitholders over the same time period.

  MarkWest LTI Program.

        The Board has established an ongoing TSR-based long-term equity incentive program (the "MarkWest LTI Program"), in accordance with the terms of the Partnership's 2008 LTIP. Under the MarkWest LTI Program, a target long-term incentive value is established for each executive based on market compensation comparisons and is expressed as a percentage of such executive's base salary. The target value is then adjusted by the Compensation Committee and Board based on the Partnership's relative TSR over the two-year period prior to the grant date, compared to the TSR of the TSR Peer Group in accordance with the following:

	2-Year TSR Performance vs. Peers	Grant size (as a percent of target)
Target	50th percentile	100%
Maximum	100th percentile	200%

        The maximum adjusted grant size is subject to a cap of 150% of the target value if the 30-day volume adjusted average price of Partnership units at the end of the two-year performance period is lower than at the beginning of the performance period, even if the Partnership's relative TSR over the prior two year period, as compared to the TSR Peer Group, is in the first quartile. The adjusted grant size is converted into a number of units based on the 30-day volume weighted average unit price at the last day of the two year performance period over which TSR is measured. The Board also has discretion to increase or decrease the number of units granted by 20% of target based on subjective factors other than the Partnership's TSR, which allows the Board to make adjustments that it considers to be appropriate in light of the surrounding circumstances. The phantom unit grants include distribution equivalent rights and are subject to three-year cliff vesting.

        2014 Phantom Unit Grants for Two-Year Trailing TSR.    In January of 2014, the Board approved grants of phantom units to the NEOs pursuant to the MarkWest LTI Program, based upon the Partnership's relative TSR performance percentile compared to its TSR Peer Group over the two-calendar year period prior to the grant date. The January 2014 phantom units have a scheduled cliff vesting in January of 2017, subject to continued employment. The Partnership's relative TSR performance was at approximately the 47th percentile of its TSR Peer Group which correlated with a grant size of 93% of target, subject to a plus or minus adjustment of 20% of target at the discretion of the Board. The target values used for these grants approximated the 50th percentile of the market for each executive's position and the target value percentages were 375% of 2014 base salary in the case of the CEO and ranged from 175% to 325% of 2014 base salary in the case of the other NEOs, which resulted in the January 2014 phantom unit grants consisting of 32,172 units for the CEO and a range of 9,845 to 19,929 units for each of the other four NEOs. In connection with the Competitive Market Peer Group compensation market analysis, and in consultation with Mercer, the Compensation Committee reviewed the long-term incentive award targets for the NEOs, with the goal of meeting the objectives described above in the CD&A under the section entitled General Objectives and Overall Philosophy of Compensation Program. Based on this review and the recommendations of Mercer, the Compensation Committee recommended, and the Board approved the 2014 long-term incentive award targets for the NEOs at 375% of base salary for the CEO and a range of 175 to 325% of base salary for each of the other NEOs.

Other Compensation Components

        Employment Agreements.    On September 5, 2007, each of the NEOs entered into an employment agreement with MarkWest Hydrocarbon, a subsidiary of the Partnership. The employment agreements for each of the NEOs are similar to each other in all material respects, except as set forth below. These employment agreements each had an initial term of three years, commencing as of September 5, 2007, the effective date of the agreement. Commencing on the third anniversary of the effective date, and on every anniversary thereafter, unless MarkWest Hydrocarbon has provided notice of intent not to renew, the term of the employment agreement is automatically extended for twelve months. Under the employment agreements, each of the NEOs receive their annual salary and are eligible to participate in cash and equity incentive bonus programs based on criteria established by the Board of Directors. All of each NEO's equity incentive grants vest in full immediately prior to a change of control of the Partnership. If a NEO's employment is terminated without cause, or is terminated by the NEO for good reason (as defined in the employment agreement, including in connection with a change in control), or is terminated due to the

NEO's death or disability, the employment agreement provides that the NEO shall be paid a lump sum severance amount equal to: (i) twenty-four months (thirty-six months in the case of the CEO) of the NEO's then current base salary, plus (ii) two times (three times in the case of the CEO) the average annual bonus earned by the NEO for the two most recently completed fiscal years, plus a pro-rata portion of the target amount of the annual bonus for the fiscal year of termination. In this scenario, MarkWest Hydrocarbon would also pay the premiums for health insurance continuation under COBRA for up to an 18-month period, and those portions of outstanding equity awards that would have otherwise vested solely upon the continuation of the NEO's employment for the twelve month period following the termination date would be immediately vested upon the termination date. If any NEO terminates his or her employment without good reason and has been employed with MarkWest Hydrocarbon for more than one year, then the NEO would receive a lump sum severance payment equal to three months (six months in the case of the CEO) of their then current base salary, and MarkWest Hydrocarbon would also pay the premiums for health insurance continuation under COBRA for up to a three-month (six-month in the case of the CEO) period. Severance payments are conditioned on the NEO entering into a release with MarkWest Hydrocarbon, the Partnership and its affiliates. The NEOs are also subject to 6-month non-compete and 18-month non-solicitation covenants under the employment agreements.

Indemnification Agreements

        In April 2008, the Partnership and our General Partner entered into second amended and restated indemnification agreements with all of the directors and officers of the General Partner (referred to as the "indemnitees"), including each of our NEOs. The second amended and restated indemnification agreements become operative if the indemnitees were, are or become, or are threatened to be made, a party to or other participant in any threatened, pending or completed claim, action, suit, proceeding, investigation, inquiry, hearing, or appeal (whether of a civil, criminal, administrative, or other nature), that meets the requirements set forth in those agreements. Upon the occurrence of such an indemnification event, the Partnership and the General Partner will indemnify the indemnitees against all losses and expenses (as defined in the second amended and restated indemnification agreements), so long as the indemnitees acted in good faith and in a manner the indemnitees reasonably believed to be in, or not opposed to, the best interests of the General Partner, and, with respect to any criminal proceeding, had no reasonable cause to believe the indemnitees' conduct was unlawful. There are certain limitations on the obligation of the General Partner and the Partnership to indemnify the indemnitees in connection with a claim brought by or in the name of the General Partner to obtain a judgment in its favor. The description above does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements, the form of which is filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed August 11, 2008.

Retirement Plans

        We do not provide any supplemental retirement benefits to our senior executives. The Partnership, through a wholly-owned subsidiary, maintains a 401(k) plan and matches employee contributions up to the first 6% of an employee's annual base salary and short-term cash incentive awards, up to the maximum amount that may be contributed under applicable law.

Potential Payments Upon Termination or Change in Control

        As described above in Other Compensation Components—Employment Agreements, the employment agreements for our NEOs provide for certain payments to be made to them under certain circumstances upon the termination of their employment. In connection with determining the type, amount and timing of the payments to be made upon the termination of employment under the NEOs' employment agreements, the Compensation Committee reviewed available market information and identified those payments and provisions that the Compensation Committee deemed to be appropriate for inclusion in the employment agreements. In addition, under the employment agreements and the 2008 LTIP, the vesting of the phantom units held by each of the NEOs would automatically accelerate upon a change in control. The potential payments that may be made to the NEOs upon a termination of their employment or in connection with a change of control as of December 31, 2013 are set forth in the Payments Upon Termination or Change in Control Table below in the section entitled Compensation of Directors and Executive Officers. In addition to the foregoing payments to NEOs, certain other executives and key employees are eligible for termination or other severance payments, as described above in the section entitled Other Compensation Components—Severance Plan.

Perquisites

        We do not provide for any perquisites or any other benefits for our senior executives that are not available to other employees.

Tax Deductibility of Compensation

        We generally will seek to maximize the deductibility for tax purposes of all elements of compensation. We also periodically review compensation plans in light of applicable tax provisions and may revise plans to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it in the best interests of the Partnership.

Option Grants

        Although permitted under the 2008 LTIP, no options have been granted by the Partnership.

Compensation Policies and Risk Management

        The Board of Directors believes that the compensation policies and practices for our employees incentivize long-term growth and do not reward risky behavior, and that none of the compensation policies or practices are reasonably likely to have a material adverse effect on the Partnership. We compensate all employees, including our NEOs, with a combination of competitive base salary and incentive compensation. The incentive compensation component may be comprised of short-term incentive compensation, consisting of an annual cash incentive, and long-term incentive compensation, consisting of equity grants. A significant portion of our NEO's and management employees' compensation is in the form of long-term equity grants, which align the long-term interest of our executives with those of our unitholders. All or a portion of the long-term equity grants vest over time, thereby encouraging employees to adopt a long-term perspective in connection with the Partnership's performance and discouraging excessive risk taking to achieve short-term goals. Mercer has reviewed the risk characteristics of our plan and concluded that it incentivizes long-term growth and does not reward risky behavior.

        The Board has adopted Executive Officer Equity Ownership Guidelines applicable to the NEOs and other individuals designated as an executive officer for purposes of reporting under Section 16 of the Exchange Act. Under the Executive Officer Equity Ownership Guidelines, the CEO is required to retain ownership of MWE units having a value of five times the CEO's base salary, the other NEOs are required to retain ownership of MWE units having a value of three times the NEO's base salary, and other designated executive officers are required to retain ownership of MWE units having a value of two times such executive officer's base salary.

        The Board has also adopted a Financial Restatement Incentive Awards Clawback Policy (the "Clawback Policy"). Under this Clawback Policy, if an executive officer engages in wrongful conduct that causes a restatement of the Partnership's financial statements and the value of any short-term or long-term incentive compensation received by such executive officer during the three year period prior to the restatement is higher than the value that would have otherwise been awarded, then the Board is authorized to seek recoupment, reimbursement or forfeiture of all or a portion of the portion of any incentive compensation that would not have otherwise been paid. The Board believes that both the Equity Ownership Guidelines and the Clawback Policy serve to discourage excess risk taking and align the long-term interest of our executives with those of our unitholders.

        In addition, the funding of our short-term cash incentive pool and, for non-executive employees, of our long-term incentive compensation pool is based on a combination of performance metrics, including the Partnership's DCF relative to plan, as well as the discretionary factors established by the Board and discussed above (see Elements of Executive Compensation and Key Actions and Determinations—January 2014—Short-Term Cash Incentive Awards). The portion of the incentive pools that is funded based upon the Partnership's DCF ranges from 50% to 70%, while the remaining portion of the pools is funded based upon the Partnership's TSR and other discretionary factors. The inclusion of the discretionary factors for the funding of the incentive pools encourages employees to balance the achievement of the Partnership's goals regarding DCF against other Partnership strategic goals that are important to the Partnership's overall financial strength, liquidity and operational performance. In addition, the funding of the incentive pools is based upon the performance of the Partnership as a whole, and not any particular business segment. As a result, it does not reward or encourage undue risk taking in any particular business segment of the Partnership. The Board believes that these factors help to align the interests of our employees with those of our unitholders and promote the long-term success of the Partnership.

Unitholder Advisory Vote regarding Executive Compensation

        In 2011, the Partnership's unitholders approved, on an advisory basis, the compensation of the NEOs and recommended, on an advisory basis, that an advisory vote on the compensation of the NEOs occur once every three years. The compensation of the NEOs is determined by the Compensation Committee and the Board based upon the metrics and factors described above, but the advisory approval by the unitholders serves to provide additional support for the methodology employed by the Compensation Committee and the Board in making such determinations. Although the advisory votes are not binding on the Compensation Committee or the Board, we carefully review the results of the votes and consider our common unitholders' concerns and take them into account when designing future executive compensation programs.

        Consistent with the advisory recommendation of the unitholders in 2011, the Board of Directors has determined that the Partnership will conduct an advisory vote on the compensation of the NEOs once every three years until the next required vote regarding the frequency of the unitholder vote on executive compensation. As a result, the next advisory vote on the compensation of the NEOS occurs this year as described above under Proposals Presented for Common Unitholder Vote—Proposal 2: Non-Binding Vote on Executive Compensation, and thereafter will reoccur in 2017. The next required vote on the frequency of the unitholder vote on executive compensation will also occur in 2017.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Keith E. Bailey (Chairman), Michael L. Beatty, Charles K. Dempster, and Randall J. Larson. No Compensation Committee member serving during 2013 was an officer or employee of the Partnership or the General Partner during 2013 or was formerly an officer of the Partnership or the General Partner, no executive officer of the Partnership or General Partner served on the compensation committee or board of directors of any company that employed any member of the General Partner's Compensation Committee or Board, and no Compensation Committee member had any relationship with the Partnership requiring disclosure under the section below entitled Certain Relationships and Related Transactions.

 COMPENSATION COMMITTEE REPORT

        The information contained in the Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall the information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we have specifically incorporated it by reference into such filing.

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Partnership's Annual Report on Form 10-K for the year ended December 31, 2013.

Compensation Committee Keith E. Bailey, Chairman Michael L. Beatty Charles K. Dempster Randall J. Larson Members of the Compensation Committee

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The compensation of the Named Executive Officers presented in the following compensation tables reflects the total combined compensation for the services provided by the Named Executive Officers to the Partnership.

Summary Compensation Table

        The following table sets forth the cash and non-cash compensation earned for the years ended December 31, 2013, 2012 and 2011, respectively, by each person who served as the Chief Executive Officer, Chief Financial Officer and the three other highest paid officers during the last fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)(3)	Total ($)
Frank M. Semple	2013	576,538	—	2,548,774	—	762,500	681,279	4,569,091
Chairman, President and	2012	547,308	—	4,531,350	—	539,400	752,503	6,370,561
Chief Executive Officer	2011	515,000	—	3,774,411	—	1,029,875	598,036	5,917,322
Nancy K. Buese	2013	376,538	—	1,001,931	—	350,000	225,399	1,953,868
Executive Vice President,	2012	348,077	—	1,587,483	—	247,380	215,423	2,398,363
Chief Financial Officer	2011	324,000	—	1,100,142	—	393,225	208,110	2,025,477
John C. Mollenkopf	2013	411,538	—	1,215,829	—	436,000	282,871	2,346,238
Executive Vice President,	2012	382,308	—	2,183,781	—	308,760	266,811	3,141,660
Chief Operating Officer	2011	347,077	—	1,351,296	—	432,548	255,952	2,386,873
Randy S. Nickerson	2013	411,538	—	1,215,829	—	436,000	282,871	2,346,238
Executive Vice President,	2012	382,308	—	2,183,781	—	308,760	266,811	3,141,660
Chief Commercial Officer	2011	347,077	—	1,351,296	—	432,548	255,952	2,386,873
C. Corwin Bromley	2013	376,538	—	834,934	—	350,000	200,393	1,761,865
Executive Vice President,	2012	348,077	—	1,481,225	—	247,380	198,337	2,275,019
General Counsel	2011	324,000	—	991,112	—	393,225	198,320	1,906,657

(1)
This column reflects the grant date fair value of long term equity incentive awards granted in each of the associated years. The grant date fair value was calculated using the assumptions set forth in the footnotes to the financial statements of MarkWest's Annual Report on Form 10-K for the year ended December 31, 2013. The long term equity awards listed under this column include time-based phantom units. For information on the valuation assumptions, refer to the note on Incentive Compensation Plans in the Partnership's financial statements filed with the Annual Report on Form 10-K for the respective year-end.

(2)
For the year ended December 31, 2013, the amount of limited partner distribution equivalent rights payments received was as follows: Mr. Semple $665,979; Ms. Buese $210,099; Mr. Mollenkopf $267,571; Mr. Nickerson $267,571; and Mr. Bromley $185,093.

(3)
For the year ended December 31, 2013 our matching contribution to each NEO's 401(k) plan was $15,300.

 Grants of Plan-Based Awards Table

        The following table sets forth the stock awards granted for the year ended December 31, 2013 and estimated future payments under our non-equity incentive compensation plan for the Named Executive Officers.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
									All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)(3)
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Frank M. Semple		0	610,000	1,220,000	N/A	N/A	N/A	—	—	—	—
Chairman of the Board, President and Chief Executive Officer	1/23/13	—	—	—	—	—	—	47,008	—	—	2,548,774
Nancy K. Buese		0	280,000	560,000	N/A	N/A	N/A	—	—	—	—
Executive Vice President, Chief Financial Officer	1/23/13	—	—	—	—	—	—	18,479	—	—	1,001,931
John C. Mollenkopf		0	348,800	697,600	N/A	N/A	N/A	—	—	—	—
Executive Vice President, Chief Operating Officer	1/23/13	—	—	—	—	—	—	22,424	—	—	1,215,829
Randy S. Nickerson		0	348,800	697,600	N/A	N/A	N/A	—	—	—	—
Executive Vice President, Chief Commercial Officer	1/23/13	—	—	—	—	—	—	22,424	—	—	1,215,829
C. Corwin Bromley		0	280,000	560,000	N/A	N/A	N/A	—	—	—	—
Executive Vice President, General Counsel	1/23/13	—	—	—	—	—	—	15,399	—	—	834,934

(1)
The equity component of our long-term equity incentive plan is granted in phantom units.

(2)
Unit awards were granted under the 2008 LTIP. See the discussion in the section entitled Compensation Discussion and Analysis—Elements of Executive Compensation and Key Actions and Determinations—January 2014—Long-Term Equity Incentive Awards preceding these tables. Grants of phantom unit awards have distribution equivalent payment rights.

(3)
This column reflects the grant date fair value of long-term equity incentive awards. The grant date fair value was calculated using the assumptions set forth in the footnotes to the financial statements of the Partnership's Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated herein by reference.

 Outstanding Equity Awards at Fiscal Year-End Table

        The following table summarizes the options and stock awards outstanding as of December 31, 2013 for the NEOs. The market value was determined using the closing price for MarkWest Energy Partners common units on December 31, 2013.

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Frank M. Semple Chairman of the Board, President and Chief Executive Officer	—	—	N/A	—	—	199,395	(2)	$13,185,991	—	—
Nancy K. Buese Executive Vice President, Chief Financial Officer	—	—	N/A	—	—	62,904	(3)	4,159,842	—	—
John C. Mollenkopf Executive Vice President, Chief Operating Officer	—	—	N/A	—	—	80,111	(4)	5,297,740	—	—
Randy S. Nickerson Executive Vice President, Chief Commercial Officer	—	—	N/A	—	—	80,111	(4)	5,297,740	—	—
C. Corwin Bromley Executive Vice President, General Counsel	—	—	N/A	—	—	55,417	(5)	3,664,726	—	—

(1)
The market value of unvested phantom units is calculated at $66.13 per unit at December 31, 2013. Under the provisions of the 2008 LTIP, these unvested phantom units would vest in the event of a change in control.

(2)
Includes 81,122, 71,265 and 47,008 phantom units that vest on January 31, 2014, 2015 and 2016, respectively, subject, in each case, to the continuation of Mr. Semple's employment.

(3)
Includes 27,804, 16,621 and 18,479 phantom units that vest on January 31, 2014, 2015 and 2016, respectively, subject, in each case, to the continuation of Ms. Buese's employment.

(4)
Includes 35,341, 22,346 and 22,424 phantom units that vest on January 31, 2014, 2015 and 2016, respectively, subject, in each case, to the continuation of Mr. Nickerson's or Mr. Mollenkopf's employment, as applicable.

(5)
Includes 25,244, 14,774 and 15,399 phantom units that vest on January 31, 2014, 2015 and 2016, respectively, subject, in each case, to the continuation of Mr. Bromley's employment.

 Option Exercises and Stock Vested Table

        The following table summarizes the option and stock award activity during the year ended December 31, 2013 for the NEOs.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Frank M. Semple Chairman of the Board, President and Chief Executive Officer	—	—	81,000	(2)	$4,472,820
Nancy K. Buese Executive Vice President, Chief Financial Officer	—	—	19,000	(3)	1,049,180
John C. Mollenkopf Executive Vice President, Chief Operating Officer	—	—	22,000	(4)	1,214,840
Randy S. Nickerson Executive Vice President, Chief Commercial Officer	—	—	22,000	(5)	1,214,840
C. Corwin Bromley Executive Vice President, General Counsel	—	—	18,000	(6)	993,960

(1)
For purposes of this table, the aggregate dollar value realized on the vesting of phantom units was completed by multiplying the closing price of the Partnership's common units on the vesting date, by the number of units vested.

(2)
Represents the aggregate number of units acquired on vesting. Of this amount, 36,512 units were withheld by the Partnership to satisfy tax withholding requirements. The corresponding value realized reflects the aggregate number of units acquired, irrespective of units withheld to satisfy tax withholding requirements.

(3)
Represents the aggregate number of units acquired on vesting. Of this amount, 6,821 units were withheld by the Partnership to satisfy tax withholding requirements. The corresponding value realized reflects the aggregate number of units acquired, irrespective of units withheld to satisfy tax withholding requirements.

(4)
Represents the aggregate number of units acquired on vesting. Of this amount, 8,364 units were withheld by the Partnership to satisfy tax withholding requirements. The corresponding value realized reflects the aggregate number of units acquired, irrespective of units withheld to satisfy tax withholding requirements.

(5)
Represents the aggregate number of units acquired on vesting. Of this amount, 8,370 units were withheld by the Partnership to satisfy tax withholding requirements. The corresponding value realized reflects the aggregate number of units acquired, irrespective of units withheld to satisfy tax withholding requirements.

(6)
Represents the aggregate number of units acquired on vesting. Of this amount, 6,395 units were withheld by the Partnership to satisfy tax withholding requirements. The corresponding value realized reflects the aggregate number of units acquired, irrespective of units withheld to satisfy tax withholding requirements.

Pension Benefits Table

        The Partnership does not offer any pension benefits.

 Non-qualified Deferred Compensation

        The Partnership has no non-qualified deferred compensation plans.

Payments Upon Termination or Change of Control

        The potential payments that may be made to the NEOs upon a termination of their employment or in connection with a change of control as of December 31, 2013 are set forth below.

Name and Principal Position	Lump Sum Severance Payment Under Employment Agreements Upon Termination Other Than For Cause or Without Good Reason ($)(1)	Health Care Benefits Under Employment Agreements Upon Termination Other Than For Cause or Without Good Reason ($)(2)	Lump Sum Severance Payment Under Employment Agreements Upon Termination Without Good Reason ($)(3)	Health Care Benefits Under Employment Agreements Upon Termination Without Good Reason ($)(4)	Acceleration of Vesting Under Employment Agreements Upon Termination of Employment ($)(5)	Acceleration of Vesting under Incentive Plans and Employment Agreements Upon Change of Control ($)(6)
Frank M. Semple Chairman of the Board, President and Chief Executive Officer	4,673,913	29,064	290,000	9,688	5,364,598	13,185,991
Nancy K. Buese Executive Vice President, Chief Financial Officer	1,628,605	29,064	95,000	4,844	1,838,679	4,159,842
Randy S. Nickerson Executive Vice President, Chief Commercial Officer	1,861,808	29,064	103,750	4,844	2,337,100	5,297,740
John C. Mollenkopf Executive Vice President, Chief Operating Officer	1,861,808	29,064	103,750	4,844	2,337,100	5,297,740
C. Corwin Bromley Executive Vice President, General Counsel	1,628,605	29,064	95,000	4,844	1,669,386	3,664,726

(1)
A NEO is entitled to this benefit if he or she is terminated without cause or due to death or disability, or if he or she terminates employment for good reason (as defined in the employment agreement, including a change in control), subject to compliance with certain non-competition and non-solicitation covenants. For Mr. Semple, the severance payment amount equals (i) thirty-six months of his then current base salary, plus (ii) three times the average annual bonus earned by him for the two most recently completed fiscal years, plus a pro-rata portion of the target amount of the annual bonus for the fiscal year of termination. For all other NEOs, the severance payment amount equals (i) twenty-four months of the NEO's then current base salary, plus (ii) two times the average annual bonus earned by the NEO for the two most recently completed fiscal years, plus a pro-rata portion of the target amount of the annual bonus for the fiscal year of termination. Severance payments under the employment agreements are conditioned on the NEO entering into a release with MarkWest Hydrocarbon, the Partnership and its affiliates. The NEOs are also subject to 6-month non-compete and 18-month non-solicitation covenants in their employment agreements.

(2)
A NEO is entitled to this benefit if he or she is terminated without cause or due to death or disability, or if he or she terminates employment for good reason (as defined in the employment agreement, including a change in control). Health care benefits are COBRA payments for 18 months, multiplied by an estimated monthly cost of the benefit.

(3)
A NEO is entitled to this benefit if he or she terminates employment without good reason after one year of employment, subject to compliance with certain non-competition and non-solicitation covenants. For Mr. Semple, the severance payment amount equals six months of his then current base salary. For all other NEOs, the severance payment amount equals three months of the NEO's then current base salary.

(4)
A NEO is entitled to this benefit if he or she terminates employment without good reason after one year of employment. Health care benefits are COBRA payments for six months for Mr. Semple, and three months for all other NEOs, multiplied by an estimated monthly cost of the benefit, after one year of employment.

(5)
A NEO is entitled to partial accelerated vesting if he or she is terminated without cause or due to death or disability, or if he or she terminates employment for good reason (as defined in the employment agreement, including a change in control). In such event, MarkWest Hydrocarbon would accelerate the vesting of those portions of outstanding equity awards that would have otherwise vested solely upon the continuation of the NEO's employment for the twelve month period following the termination date. Amount represents the market value of the Partnership phantom unit awards whose vesting is time-based at a unit price of $66.13 at December 31, 2013.

(6)
Phantom units vest in full in the event of a change of control. Amount represents the market value of the Partnership phantom unit awards based on a unit price of $66.13 at December 31, 2013.

 Director Compensation Table

        Under the Director compensation program in effect at the beginning of January 2013, each Director received the following for serving on the Board:

  •
  An annual cash retainer of $60,000; and

  •
  An annual award of common units with a value of approximately $60,000.

        In addition, under the compensation program in effect at the beginning of January 2013, for chairing a Committee, each Committee Chair received an annual cash retainer of $10,000 and the Lead Director also received an additional cash retainer of $20,000.

        In July 2013, Mercer performed an analysis of director compensation levels and practices among companies in the energy sector of a similar market capitalization to the Partnership. Based on that analysis, the Compensation Committee proposed to the Board, and the Board approved, a new Director compensation program as set forth below effective July 1, 2013:

  •
  An annual cash retainer of $75,000; and

  •
  An annual award of common units with a value of approximately $150,000.

        Under the new program, for chairing a Committee, each Committee chair receives an annual cash retainer of $10,000, and each other Director who serves on a Committee will receive an annual cash retainer of $5,000. The Lead Director receives an additional cash retainer of $30,000. In addition, the Board implemented equity ownership guidelines that require Directors to retain ownership of common units having a value equal to approximately three (3) times the annual cash retainer paid to each Director for serving on the Board. For 2013, the additional amounts payable under the new Director compensation program were prorated.

        The following table identifies each of the current non-employee Directors of MarkWest Energy GP, L.L.C and sets forth the cash and non-cash compensation earned for the year ended December 31, 2013 by each of them for serving as a non-employee Director of the General Partner.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Donald D. Wolf	92,500	105,052	—	—	—	—	197,552
Keith E. Bailey	82,500	105,052	—	—	—	—	187,552
Michael L. Beatty	82,500	105,052	—	—	—	—	187,552
Charles K. Dempster	72,500	105,052	—	—	—	—	177,552
Donald C. Heppermann	82,500	105,052	—	—	—	—	187,552
Randall J. Larson	82,500	105,052	—	—	—	—	187,552
Anne E. Fox Mounsey	72,500	105,052	—	—	—	—	177,552
William P. Nicoletti	72,500	105,052	—	—	—	—	177,552

(1)
Includes 1,107 unrestricted units granted on January 23, 2013, and 669 unrestricted units granted on August 1, 2013, for each non-employee director.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2013, about the units of the Partnership that may be issued upon the exercise of options, warrants and rights under all of the Partnership's existing equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2008 Long-Term Incentive Plan	757,509	—	1,823,538

(1)
Phantom units are granted with no exercise price.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common units as of April 11, 2014, held by beneficial owners of more than 5% of the common units; by directors and director nominees of our General Partner; by each Named Executive Officer listed in the summary compensation table included in this Proxy Statement; and by all directors and officers of our General Partner as a group.

Name and Address of Beneficial Owner(1)	Common Units Beneficially Owned(2)	Percent of Class
MarkWest Energy GP, L.L.C.	—	—
Kayne Anderson Capital Advisors, L.P.	13,182,751	8.1%
1800 Avenue of the Stars, Third Floor
Los Angeles, CA 90067(3)
Richard A. Kayne	13,182,751	8.1%
1800 Avenue of the Stars, Third Floor
Los Angeles, CA 90067(3)
Frank M. Semple(5)	480,409	*
Donald D. Wolf(6)	67,670	*
Keith E. Bailey	62,154	*
Michael L. Beatty	22,650	*
Charles K. Dempster	24,614	*
Donald C. Heppermann	168,937	*
Randall J. Larson	10,488	*
Anne E. Fox Mounsey(7)	98,609	*
William P. Nicoletti(8)	21,487	*
C. Corwin Bromley	34,968	*
Nancy K. Buese	50,669	*
John C. Mollenkopf	216,255	*
Randy S. Nickerson	162,710	*
All Directors and Executive Officers as a Group (14 persons)	1,434,875	*

*
Indicates less than 1.0%

(1)
Unless otherwise noted, the address for the beneficial owner is c/o MarkWest Energy Partners, L.P., 1515 Arapahoe St., Tower 1, Suite 1600, Denver, Colorado 80202.

(2)
Beneficial ownership for the purposes of the foregoing table is defined by Rule 13d-3 under the Exchange Act. Under that rule, a person is generally considered to be the beneficial owner of a security if he or she shares the power to vote or direct the voting thereof or to dispose or direct the disposition thereof or has the right to acquire either of those powers within sixty days of the record date (April 11, 2014).

(3)
Information is based on a Schedule 13G/A filed with the SEC by Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne, on February 5, 2014, with respect to units held as of December 31, 2013. The Schedule 13G/A indicates that Kayne Anderson Capital Advisors, L.P. and Richard A. Kayne have shared voting power and dispositive power with respect to 13,182,751 common units. The reported units are owned by investment accounts (investment limited partnerships, a registered investment company and institutional accounts) managed, with discretion to purchase or sell securities, by Kayne Anderson Capital Advisors, L.P., as a registered investment adviser. Kayne Anderson Capital Advisors, L.P. is the general partner (or general partner of the general partner) of the limited partnerships and investment adviser to the other accounts. Richard A. Kayne is the controlling shareholder of the corporate owner of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P. Mr. Kayne is also a limited partner of each of the limited partnerships and a shareholder of the registered investment company. Kayne Anderson Capital Advisors, L.P. disclaims beneficial ownership of the units reported, except those units attributable to it by virtue of its general partner interests in the limited partnerships. Mr. Kayne disclaims beneficial ownership of the units reported, except those units held by him or attributable to him by virtue of his limited partnership interests in the limited partnerships, his indirect interest in the interest of Kayne Anderson Capital Advisors, L.P. in the limited partnerships, and his ownership of common stock of the registered investment company.

(4)
Information is based on a Schedule 13G filed with the SEC by Goldman Sachs Asset Management, on February 13, 2014. The Schedule 13G reflects the securities beneficially owned by certain operating units (collectively, the "Goldman Sachs Reporting Units") of The Goldman Sachs Group, Inc. and its subsidiaries and affiliates (collectively, "GSG"). This filing does not reflect securities, if any, beneficially owned by any operating units of GSG whose ownership of securities is disaggregated from that of the Goldman Sachs Reporting Units in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998). The Goldman Sachs Reporting Units disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the Goldman Sachs Reporting Units or their employees have voting or investment discretion or both, or with respect to which there are limits on their voting or investment authority or both and (ii) certain investment entities of which the Goldman Sachs Reporting Units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Sachs Reporting Units.

(5)
Beneficial ownership includes 88,914 common units held directly by Mr. Semple, 150,745 common units held directly by the Frank M Semple Revocable Trust, 102,000 common units held directly by the Robin Y Semple 2012 Dynasty Trust, 94,000 common units held directly by the Frank M Semple Dynasty Trust and 44,750 common units held directly by EK Holdings, LLC. Mr. Semple is the trustee of the Frank M Semple Revocable Trust. Mr. Semple is a beneficiary of the Robin Y Semple 2012 Dynasty Trust. Mr. Semple has sole voting and investment power with respect to 88,914 common units. Mr. Semple has shared voting and investment power with respect to 391,495 common units, which includes 150,745 common units held directly by the Frank M Semple Revocable Trust, 102,000 common units held directly by the Robin Y Semple 2012 Dynasty Trust, 94,000 common units held by the Frank M Semple Dynasty Trust and 44,750 common units held by EK Holdings, LLC.

(6)
Beneficial ownership includes 62,670 common units held directly by Mr. Wolf, 4,000 common units held directly by the Donald D. Wolf 2007 Irrevocable Trust and 1,000 common units held directly by the Wolf Family Legacy Partnership, L.L.L.P. Mr. Wolf is the trustee of the Wolf Family Legacy Partnership, L.L.L.P. Mr. Wolf's spouse is the trustee of the Donald D. Wolf 2007 Irrevocable Trust. Mr. Wolf has sole voting and investment power with respect to 62,670 common units. Mr. Wolf has shared voting and investment power with respect to 5,000 common units, which includes 4,000 common units held directly by the Donald D. Wolf 2007 Irrevocable Trust and 1,000 common units held by the Wolf Family Legacy Partnership, L.L.L.P.

(7)
Beneficial ownership includes 77,402 common units held jointly by Ms. Fox Mounsey and her spouse, 9,681 common units held directly by Ms. Fox Mounsey's spouse and 11,526 common units held in the Anne Elizabeth Fox Mounsey Trust under the John M. Fox Irrevocable Trust Agreement, dated May 31, 2001. Ms. Fox Mounsey is the trustee of the Anne Elizabeth Fox Mounsey Trust under the John M. Fox Irrevocable Trust Agreement, dated May 31, 2001. Ms. Fox Mounsey has shared voting and investment power with respect to 86,107 common units, which includes 77,402 common units held jointly with her spouse and 11,526 common units directly owned by the Anne Elizabeth Fox Mounsey Trust under the John M. Fox Irrevocable Trust Agreement, dated May 31, 2001.

(8)
Beneficial ownership includes 20,380 common units held directly by Mr. Nicoletti's spouse.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities registered under Section 12 of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership in such securities. SEC regulations also require directors, executive officers and greater than 10% unitholders to furnish us with copies of all Section 16(a) reports they file.

        To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, we believe our directors, executive officers and greater than 10% unitholders complied with all Section 16(a) filing requirements for the year ended December 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Transactions

        The independent members of the Board of Directors of our General Partner review those matters that the Board believes may involve conflicts of interest or related party transactions. In addition, the independent members of the Board of Directors conduct an annual review of conflicts issues and related party transactions. The Board of Directors does not have any written policies governing the review of conflicts of interest or related party transactions. The Board reviews each potential conflict or related party transaction based upon the facts and circumstances at issue to determine if the resolution of the conflict of interest or the related party transaction is fair and reasonable to us.

        As required under SEC rules, transactions in which the Partnership was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, will be disclosed in the Partnership's proxy statement.

HOUSEHOLDING NOTICE

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more equityholders sharing the same address by delivering a single proxy statement addressed to those equityholders. This process, which is commonly referred to as "householding," potentially means extra convenience for equityholders and cost savings for companies.

        A number of brokers with account holders who are MarkWest unitholders may be householding our proxy materials, to the extent such unitholders have given their prior express or implied consent in accordance with SEC rules. A single proxy statement and annual report will be delivered to multiple unitholders sharing an address unless contrary instructions have been received from the affected unitholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If you are participating in householding and would like to receive a separate proxy statement and annual report, you may request a separate copy by contacting the Partnership at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202, attention: Investor Relations Department, or by telephone at (303) 925-9200 or (800) 730-8388, or by email at investorrelations@markwest.com. We will promptly forward a separate copy to you upon request.

        If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker to discontinue householding and direct your written request to receive a separate proxy statement and annual report to the Partnership at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202, attention: Investor Relations Department, or by telephone at (303) 925-9200 or (800) 730-8388, or by email at

investorrelations@markwest.com. Unitholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker.

PROPOSALS FOR THE NEXT ANNUAL MEETING

        We intend to hold our 2015 annual meeting in June of 2015, consistent with our partnership agreement. Any proposal by a unitholder to be presented at the 2015 annual meeting must be received at our principal executive offices at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202, by no later than December 26, 2014. Unitholder proposals for the 2015 annual meeting that are submitted on or before March 16, 2015, may, at our discretion, be voted on at the 2015 annual meeting. All proposals received after March 16, 2015, will be conclusively considered untimely.

By Order of the Board of Directors of the General Partner,
C. Corwin Bromley Secretary of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P.

Dated: April 30, 2014

 Appendix A

Reconciliation of Non-GAAP Financial Measures

        Distributable Cash Flow is a financial performance measure used by management as a key component in the determination of cash distributions paid to unitholders. We believe distributable cash flow is an important financial measure for unitholders as an indicator of cash return on investment and to evaluate whether the Partnership is generating sufficient cash flow to support quarterly distributions. In addition, distributable cash flow is commonly used by the investment community because the market value of publicly traded partnerships is based, in part, on distributable cash flow and cash distributions paid to unitholders. In general, we define Distributable Cash Flow as net income (loss) adjusted for (i) depreciation, amortization, and other non-cash expenses; (ii) amortization of deferred financing costs and discount; (iii) loss on redemption of debt net of tax benefit; (iv) non-cash (earnings) loss from unconsolidated affiliates; (v) distributions from unconsolidated affiliates; (vi) non-cash compensation expense; (vii) non-cash derivative activity; (viii) loss (gain) on the sale or disposal of assets, net of tax; (ix) provision for deferred income taxes; (x) cash adjustments for non-controlling interest in consolidated subsidiaries; (xi) revenue deferral adjustment; (xii) losses (gains) relating to other miscellaneous non-cash

A-1

amounts affecting net income for the period; and (xiii) maintenance capital expenditures and proceeds from trade-in of property plant and equipment.

	Year Ended December 31,
	2013	2012	2011
Net income	$40,445	$216,965	$104,800
Depreciation, amortization and other non-cash operating expenses	365,664	237,554	188,818
(Gain) loss on sale and or disposal of assets, net of tax	(30,660)	6,254	8,797
Loss on redemption of debt, net of tax benefit	36,178	—	72,064
Amortization of deferred financing costs and discount	6,726	5,601	5,114
Non-cash (earnings) loss from unconsolidated affiliates	(1,422)	(2,328)	(158)
Distributions from unconsolidated affiliates	6,370	8,416	3,822
Non-cash compensation expense	7,822	8,247	3,399
Non-cash derivative activity	15,602	(102,127)	(290)
Provision for income tax—deferred	23,877	40,694	(3,929)
Cash adjustment for non-controlling interest of consolidated subsidiaries	6,121	2,299	(59,994)
Revenue deferral adjustment	7,213	7,441	15,385
Other	17,419	3,372	9,173
Maintenance capital expenditures(1)	(18,000)	(15,302)	(14,440)

Distributable cash flow	$483,355	$417,086	$332,561

Maintenance capital expenditures(1)	$18,000	$15,302	$14,440
Growth capital expenditures	3,028,956	1,935,022	536,399

Total capital expenditures	3,046,956	1,950,324	550,839
Acquisitions, net of cash acquired(2)	222,888	506,797	230,728

Total capital expenditures and acquisitions	3,269,844	2,457,121	781,567
Joint venture partner contributions	(716,982)	(233,018)	(129,616)

Total capital expenditures and acquisition, net	$2,552,862	$2,224,103	$651,951

Distributable cash flow	$483,355	$417,086	$332,561
Maintenance capital expenditures(1)	18,000	15,302	14,440
Changes in receivables and other assets	(133,601)	24,641	(64,997)
Changes in accounts payable, accrued liabilities and other long-term liabilities	91,015	41,728	69,888
Derivative instrument premium payments, net of amortization	—	—	4,436
Cash adjustment for non-controlling interest of consolidated subsidiaries	(6,121)	(2,299)	59,994
Other	(16,998)	(4,445)	(5,919)

Net cash provided by operating activities	435,650	$492,013	$410,403

(1)
Net of joint venture partner contributions and proceeds from trade-in of property plant and equipment.

(2)
On May 29, 2012, the Partnership acquired natural gas gathering and processing assets from Keystone, during the three months ended December 31, 2013, we received $2.3 million related to working capital adjustment.

A-2

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000213001_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Frank M. Semple 02 Donald D. Wolf 03 William A.Bruckmann III 04 Michael L. Beatty 05 Charles K. Dempster 06 Donald C. Heppermann 07 Randall J. Larson 08 Anne E. Fox Mounsey 09 William P. Nicoletti MARKWEST ENERGY PARTNERS LP 1515 ARAPAHOE STREET, TOWER 1, SUITE 1600 DENVER, CO 80202 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Thursday, June 5, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Thursday, June 5, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To approve, on an advisory basis, the compensation of the Partnership's named executive officers as described in the Partnership's Proxy Statement for the 2014 Annual Meeting of Common Unitholders. 3 Ratification of Deloitte & Touche LLP as the Partnership's independent registered public accountants for the fiscal year ending December 31, 2014. NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS OF THE GENERAL PARTNER. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000213001_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report is/are available at www.proxyvote.com . MARKWEST ENERGY PARTNERS, L.P. 1515 Arapahoe Street, Tower 1, Suite 1600 Denver, Colorado 80202 The undersigned unitholder(s) of MarkWest Energy Partners, L.P. (the "Partnership"), having duly received the Notice of Annual Meeting of Common Unitholders and 2014 Proxy Statement, hereby appoints Nancy K. Buese and John C. Mollenkopf, or either of them, each with full power of substitution and revocation, as proxy to represent the undersigned and to vote, as designated on the reverse side, and otherwise act in such proxyholders' sole discretion as to any other matter properly raised before the meeting, in respect of all Partnership common units which the undersigned may be entitled to vote at the Annual Meeting of Common Unitholders of the Partnership to be held on June 6, 2014, at 9:00 a.m., local time, in the Grand Ballroom at the Four Seasons Hotel, 1111 14th Street, Denver, Colorado 80202, and at any adjournments or postponements thereof, with all of the rights and powers the undersigned would possess if personally present. If you need directions to be able to attend the meeting and vote in person, please contact our Investor Relations Department at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202, or by telephone at (303) 925-9200. PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S. Continued and to be signed on reverse side